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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

PHH Corporation

April 30, 2013

Dear Fellow Stockholder:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation (the "Company"), which will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 12, 2013, at 10:00 a.m., local time. At the Annual Meeting, stockholders will be asked to vote on the matters described in the accompanying Notice of 2013 Annual Meeting.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

        In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card. If you vote using the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are furnishing via the Internet our proxy statement and other proxy materials to stockholders holding less than 1,000 shares of our common stock as of the record date for the Annual Meeting. We believe this e-proxy process reduces the environmental impact of our Annual Meeting, reduces our printing and postage costs, and expedites the receipt of proxy materials by our stockholders.

        Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

Glen A. Messina President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2013 ANNUAL MEETING

To Our Stockholders:

        The 2013 Annual Meeting of Stockholders of PHH Corporation (the "Company") will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 12, 2013, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          1.     To elect, if Proposal 2 is approved by our stockholders, the ten director nominees identified in this Proxy Statement to our Board of Directors, each to serve for a one-year term until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; or to elect, if Proposal 2 is not approved, the four director nominees identified in this Proxy Statement as Class II directors to our Board of Directors to serve for a three-year term until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

          2.     To approve an amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment;

          3.     To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

          4.     To conduct an advisory vote to approve the compensation of our named executive officers; and

          5.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 25, 2013 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown Senior Vice President, General Counsel and Secretary

April 30, 2013

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2013.

THIS NOTICE OF 2013 ANNUAL MEETING, PROXY STATEMENT AND 2012 ANNUAL REPORT
IS AVAILABLE ON THE INTERNET AT:
http://www.proxyvote.com

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS

        This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 12, 2013, at 10:00 a.m., local time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2013 Annual Meeting.

        This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April 30, 2013. If a stockholder executes and returns the enclosed proxy card or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet prior to 11:59 p.m. EDT on Tuesday, June 11, 2013, in accordance with the instructions on the enclosed proxy card. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

        Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

        Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card prior to the start of the Annual Meeting will be voted as indicated on the proxy card or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

        (1)   Proposal 1:    If Proposal 2 is approved, FOR, the election of each of Mr. Jon A. Boscia, Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; or, if Proposal 2 is not approved, FOR, the election of each of Ms. Jane D. Carlin, Mr. Thomas P. Gibbons, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr. as Class II directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; (under each alternative, as the case may be, the "Director Election Proposal");

        (2)   Proposal 2:    FOR the amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment ("Charter Amendment Proposal to Declassify the Board of Directors");

        (3)   Proposal 3:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (the "Ratification of Auditors Proposal");

        (4)   Proposal 4:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the "Say on Pay Vote"); and

        (5)   At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, "FOR" THE CHARTER AMENDMENT PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS, "FOR" THE RATIFICATION OF AUDITORS PROPOSAL, AND "FOR" THE SAY ON PAY VOTE.

GENERAL INFORMATION ABOUT THE 2013 ANNUAL MEETING

Why am I receiving these proxy materials?

        You are receiving these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to cast your vote at the 2013 Annual Meeting of Stockholders (the "Annual Meeting") of PHH Corporation, a Maryland corporation ("we," "our," "us," "PHH" or the "Company"), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2013 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the "SEC") on February 28, 2013 (the "2012 Annual Report"), and the enclosed proxy card for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April 30, 2013.

When and where is the Annual Meeting going to be held?

        The Annual Meeting will be held at our offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 12, 2013, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2013 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Charter Amendment Proposal to Declassify the Board of Directors, (3) the Ratification of Auditors Proposal and (4) the Say on Pay Vote.

What are the Board's recommendations for how I should vote my shares?

        The Board recommends that you vote your shares as follows:

  •
  Proposal 1:    if Proposal 2 is approved, FOR, the election of each of Mr. Jon A. Boscia, Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; or, if Proposal 2 is not approved, FOR, the election of each of Ms. Jane D. Carlin, Mr. Thomas P. Gibbons, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr. as Class II directors, each to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

  •
  Proposal 2:    FOR the amendment of the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment;

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  Proposal 3:    FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  •
  Proposal 4:    FOR the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Who can attend the Annual Meeting?

        Only stockholders of record as of the close of business on March 25, 2013, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver's license or passport. Please note that, if you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you must bring either an admission ticket from your bank, broker or other nominee that is the record holder of your shares or a copy of a brokerage statement reflecting your stock ownership as of the record date.

        Cameras and video recording devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, our principal place of business, and ending on the date of the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

        Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in "street name," or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

        Stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote as of the record date, March 25, 2013, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 57,060,403 shares of our common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

        57,060,403 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

  •
  Proposal 1—Director Election Proposal:    Directors are elected by a plurality of the votes cast by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. If Proposal 2 is approved by the stockholders at the Annual Meeting, the ten candidates with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. If Proposal 2 is not approved by the stockholders at the Annual Meeting, the four candidates (comprised of Ms. Jane D. Carlin, Mr. Thomas P. Gibbons, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr.) with the highest number of "FOR" votes will be elected, subject to our majority vote standard for directors in uncontested elections as set forth in our Corporate Governance Guidelines and described below. In each case, under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast for the election of directors and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for purposes of determining whether a quorum is present at the meeting.

    Under our Corporate Governance Guidelines, a director that fails to receive more votes cast "for" than "against" his or her election or re-election is expected to tender his or her resignation from the Board and, within 90 days following certification of the stockholder vote, the Corporate Governance Committee of the Board is required to determine whether to accept the director's resignation and to submit such recommendation for prompt consideration by the Board. Under our Corporate Governance Guidelines, the Board is required to act on any such recommendation from the Corporate Governance Committee and the Board shall nominate for election or re-election as director only candidates who agree to tender, promptly following such person's failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation.

  •
  Proposal 2—Charter Amendment Proposal to Declassify the Board of Directors: Approval of the amendment to our Charter to declassify our Board of Directors as contemplated by the Articles of Amendment requires the affirmative vote of eighty percent (80%) of the aggregate votes entitled to be cast on the proposal by stockholders of record as of the record date. Under applicable Maryland law, abstentions and broker non-votes, if any, will have the same effect as votes against the proposal, although abstentions and broker non-votes will be taken into account for the purpose of determining whether a quorum is present at the meeting.

  •
  Proposal 3—Ratification of Auditors Proposal:    Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

  •
  Proposal 4—Say on Pay Vote:    Approval of the advisory resolution approving compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will be taken into account for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote. Although the Say on Pay Vote is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

  •
  Other business:    All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present, in person or by proxy, at a meeting of stockholders at which a quorum is present. Under applicable Maryland law, abstentions and broker non-votes, if any, will not be counted as votes cast or shares voting on the proposal and, therefore, will have no effect on the outcome of the vote, although abstentions and broker non-votes will be taken into account for the purpose of determining whether a quorum is present at the meeting.

What is a broker non-vote?

        Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange (the "NYSE"), a nominee does not have discretionary voting power with respect to "non-routine" matters.

        "Non-routine" matters under the NYSE's rules include director elections, whether contested or uncontested, and votes concerning executive compensation and certain corporate governance proposals. As a result, your bank, broker or other nominee may only vote your shares on "non-routine" matters if you have provided your bank, broker or other nominee with specific voting instructions.

        Thus, if your shares are held in "street name" and you do not provide instructions as to how your shares are to be voted on "non-routine" matters, your bank, broker or other nominee will not be able to vote your shares on your behalf and your shares will be reported as "broker non-votes." For matters that are still considered "routine" under the NYSE's rules (e.g., ratification of auditors), your bank, broker or other nominee may continue to exercise discretionary voting authority and may vote your shares on your behalf for such routine matters even if you fail to provide your bank, broker or other nominee with specific voting instructions as to how you would like your shares voted on such routine matters.

        We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should vote your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

How do I vote?

        You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

  •
  Vote by Telephone:  You can vote your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

  •
  Vote by Internet:  You can also vote via the Internet by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in "street name," please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

  •
  Vote by Mail:  If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before June 11, 2013.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. EDT on June 11, 2013.

 Can I change my vote?

        Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet prior to the deadline for voting by telephone or the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. If you have shares held by a bank, broker or other nominee or in "street name", you may change your vote by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the meeting and voting in person.

Could other matters be decided at the Annual Meeting?

        The Board does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

What if I vote for some but not all of the proposals?

        Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Charter Amendment Proposal to Declassify the Board of Directors, the Ratification of Auditors Proposal, and the Say on Pay Vote will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

  •
  FOR the Director Election Proposal;

  •
  FOR the Charter Amendment Proposal to Declassify the Board of Directors;

  •
  FOR the Ratification of Auditors Proposal;

  •
  FOR the Say on Pay Vote; and

  •
  At the discretion of the persons named in the enclosed proxy card, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed "routine" by the NYSE or may not vote your shares. For any matters deemed "non-routine" by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies on behalf of our Board. Our directors, officers and employees may solicit proxies on our behalf in person or by telephone, facsimile or electronically through the Internet, as described above. We have engaged Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in the distribution and solicitation of proxies. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Who will count and certify the vote?

        Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Annual Meeting.

How can I access the proxy materials and 2012 Annual Report electronically?

        Copies of the Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report, as well as other materials filed by us with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote by telephone or via the Internet.

        Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Ethics and Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters of each standing committee of our Board, including our Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, Finance and Risk Management Committee, and Regulatory Oversight Committee are also available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1—DIRECTOR ELECTION PROPOSAL

        Our Board of Directors currently consists of three Classes of directors with each director serving a staggered three-year term as follows:

Class I Directors Term Expires at 2015 Annual Meeting	Class II Directors Term Expires at this Annual Meeting	Class III Directors Term Expires at 2014 Annual Meeting
James O. Egan	Jane D. Carlin	Jon A. Boscia
Allan Z. Loren	Thomas P. Gibbons	Glen A. Messina
Gregory J. Parseghian	Deborah M. Reif	Charles P. Pizzi
Carroll R. Wetzel, Jr.

        As described below under "Proposal 2—Charter Amendment Proposal to Declassify the Board of Directors," our Board of Directors is recommending that stockholders approve the declassification of our Board of Directors so that all directors will be elected annually. This Proposal 1 concerns the election of directors under two alternative scenarios:

        1.    If stockholders approve Proposal 2, to amend the Charter of the Company as contemplated by the Articles of Amendment (the "Charter Amendment") to eliminate our classified Board structure, our three incumbent Class I directors and three incumbent Class III directors will resign such that their terms will end at the Annual Meeting. Accordingly, if stockholders approve Proposal 2, the following ten individuals recommended by our Board of Directors are standing for election to serve a one-year term until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation: Mr. Jon A. Boscia, Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr.

        2.    If stockholders do not approve Proposal 2, the election of our three Class II director nominees will proceed under our Charter as currently in effect and our Class I and Class III directors will continue to serve the remainder of their current three-year terms. Accordingly, if stockholders do not approve Proposal 2, the following four individuals recommended by our Board of Directors are standing for election as Class II directors to serve a three-year term until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation: Ms. Jane D. Carlin, Mr. Thomas P. Gibbons, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr.

        Each nominee has consented to being named in this Proxy Statement and to serve if elected. If Proposal 2 is approved, shares of our common stock represented by duly authorized proxies will be voted FOR Mr. Jon A. Boscia, Ms. Jane D. Carlin, Mr. James O. Egan, Mr. Thomas P. Gibbons, Mr. Allan Z. Loren, Mr. Glen A. Messina, Mr. Gregory J. Parseghian, Mr. Charles P. Pizzi, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., or any substitute nominee or nominees designated by the Board if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Charter and Amended and Restated Bylaws.

        The Charter Amendment, if approved by stockholders, will become effective upon acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland ("SDAT"). We expect to file the Articles of Amendment with the SDAT as soon as practicable after the Charter Amendment has been approved at the Annual Meeting. Because the Articles of Amendment must be accepted for record by the SDAT prior to the election of directors at the Annual Meeting, the Board intends to briefly adjourn the Annual Meeting until the Articles of Amendment become effective.

        If Proposal 2 is not approved, shares of our common stock represented by duly authorized proxies will be voted FOR Ms. Jane D. Carlin, Mr. Thomas P. Gibbons, Ms. Deborah M. Reif and Mr. Carroll R. Wetzel, Jr., or any substitute nominee or nominees designated by the Board if, prior to the Annual

Meeting, any nominee should become unable to serve, unless the Board determines to reduce the total number of directors in accordance with our Charter and Amended and Restated Bylaws.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD USING THE ENCLOSED PROXY CARD. UNLESS MARKED TO THE CONTRARY, PROPERLY EXECUTED PROXY CARDS RECEIVED BY US WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NOMINATED BY THE BOARD OR ANY SUBSTITUTE NOMINEE OR NOMINEES DESIGNATED BY THE BOARD IF, PRIOR TO THE ANNUAL MEETING, ANY NOMINEE SHOULD BECOME UNABLE TO SERVE.

 BOARD OF DIRECTORS

        During 2012, our Board held twenty-two meetings. Each incumbent director and director nominee attended at least 75% of the meetings held by the Board during the period in which each such director served as a member of the Board. All directors are expected to attend each regularly scheduled meeting of the Board, as well as each annual meeting of our stockholders (subject to certain limited exceptions). All of our directors that were serving as directors on June 6, 2012, attended the 2012 Annual Meeting of Stockholders held on June 6, 2012.

        Jon A. Boscia, 61, was elected a Class III director on September 27, 2012, to fill the vacancy on the Board created by the retirement of James W. Brinkley. Mr. Boscia currently serves as the President and Chief Executive Officer of Boardroom Advisors, LLC, a corporate governance consulting business based in Bala Cynwyd, Pennsylvania. From 2008 until his retirement in 2011, Mr. Boscia was President of Sun Life Financial, Inc. Beginning in 1983, Mr. Boscia held a series of increasingly responsible positions with Lincoln National Corporation, ultimately serving as President and Chief Executive Officer from 1998 to 2007. Mr. Boscia currently serves as a member of the Board of Directors and Chair of the Audit Committee of The Southern Company (NYSE:SO), and has served the company since 2007. Mr. Boscia was a member of the Board of Directors of Lincoln National Corporation from 1998 until 2007, serving as Chairman from 2001 through 2007. Mr. Boscia previously served on the Board of Directors of Sun Life Financial (2011 to 2012), Armstrong World Industries, Inc. (2008 to 2010), Hershey Foods Corporation (2001 to 2007), and Georgia-Pacific Corporation (2005). Mr. Boscia's prior experience in the financial services industry, his corporate governance expertise and his past service as a member of several other public company boards led to a conclusion that it is appropriate that, if Proposal 2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, he continue to serve as a director.

        Jane D. Carlin, 57, was elected a Class II director on September 27, 2012 to fill a newly-created position on the Board. Ms. Carlin served as a Managing Director and Global Head of Operational Risk, Business Continuity Planning, Information Security and New Product Approvals of the Morgan Stanley Group from 2006 until 2011. Ms. Carlin also served as Chairperson of the Financial Services Sector Coordinating Counsel for Critical Infrastructure Protection and Homeland Security from 2010 until 2012. From 2003 to 2006, she was with Credit Suisse Group as Managing Director and Global Head of Credit Suisse's Operational Risk Oversight Department. From 1987 until 2003, Ms. Carlin held a series of progressively responsible positions at the Morgan Stanley Group, including Managing Director, Deputy General Counsel and Head of Legal for Global Sales and Trading. Ms. Carlin's investment banking and financial services industry experience led to a conclusion that she be nominated to stand for re-election as a director.

        James O. Egan, 64, serves as our Non-Executive Chairman of the Board and has served as a Class I director since March 30, 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996. Mr. Egan possesses over forty years of business experience involving companies of varying sizes from start-ups to Fortune 500 public companies operating across numerous industries, including twenty-five years of public accounting experience having served as lead audit partner involved in the audits of annual financial statements of numerous public companies. He also has ten years of private equity experience working with portfolio companies in the US and Europe to create shareholder value. Mr. Egan also currently serves as a director of New York & Company, Inc. and privately-held Victor Technologies Group, Inc. and Dots, LLC. Mr. Egan's broad business, strategic, operational, financial, and private equity experience led to a conclusion that, if Proposal

2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, he continue to serve as a director.

        Thomas P. Gibbons, 56, has served as a Class II director since July 1, 2011. Mr. Gibbons currently serves as a Vice Chairman and Chief Financial Officer of The Bank of New York Mellon Corporation and BNY Mellon, N.A. Mr. Gibbons served as Chief Risk Officer of BNY Mellon from July 2007 to July 2008. Prior to the merger of The Bank of New York with Mellon Financial Corporation, Mr. Gibbons served as Senior Executive Vice President and Chief Financial Officer of The Bank of New York Company, Inc. from September 2006 until June 2007, and in various other capacities at The Bank of New York Company, Inc. since 1986. Mr. Gibbons currently serves on the Board of Managers of ConvergEx Holdings, LLC and is on the advisory board of Wake Forest University's Business School. Mr. Gibbon's senior financial management and leadership experience in the financial services industry led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

        Allan Z. Loren, 74, has served as a Class I director since June 10, 2009. Mr. Loren currently serves as an Executive Coach to chief executive officers. He served as both Chairman and Chief Executive Officer of Dun & Bradstreet from 2000 through 2004 and as Chairman in 2005. Prior to joining Dun & Bradstreet, he served as Executive Vice President and Chief Information Officer of American Express from 1994 to 2000, as President and Chief Executive Officer of Galileo International from 1991 to 1994, as President of Apple Computer USA from 1988 to 1990, and as Chief Information Officer of Apple Computer from 1987 to 1988. Mr. Loren was also the Chief Administrative Officer and Chief Information Officer of Cigna from 1979 to 1987 and 1971 to 1987, respectively. He currently serves as a director of Iron Mountain Inc. and on the Board of Trustees of Queens College, City University of New York as a director. Mr. Loren previously served on the board of directors of Fair Isaac Corporation, Hershey Foods, Reynolds & Reynolds, U.S. Cellular, and Venator Group (currently known as Foot Locker, Inc.). Mr. Loren's operational, technological, executive coaching and leadership experience, including experience leading transformational change, led to a conclusion that it is appropriate that, if Proposal 2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, he continue to serve as a director.

        Glen A. Messina, 51, has served as a Class III director and as President and Chief Executive Officer since January 3, 2012. Mr. Messina served as our Chief Operating Officer from July 2011 to December 2011. Prior to joining PHH, Mr. Messina spent 17 years at General Electric Company ("GE") most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business, from 2008 until July 2011. Previously, Mr. Messina served as Chief Financial Officer of GE Water and Process Technologies from 2007 to 2008 and Chief Financial Officer of GE Equipment Services from 2002 to 2007. Prior thereto, Mr. Messina served in various other senior level positions at GE including, at GE Capital Mortgage Corporation, Chief Executive Officer from 1998 to 2000 and Chief Financial Officer from 1996 to 1998. Mr. Messina's position as our President and Chief Executive Officer and his operational and leadership experience led to a conclusion that it is appropriate that, if Proposal 2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, he continue to serve as a director.

        Gregory J. Parseghian, 52, has served as a Class I director since June 10, 2009. Mr. Parseghian is currently a private investor and, from September 2007 through December 2008, served as Director of Research for Brahman Capital. He has substantial experience in the financial and mortgage industries, having served in executive positions at First Boston Corp., BlackRock Financial Management and Salomon Brothers from 1982 through 1995. In 1996, Mr. Parseghian became Chief Investment Officer of Freddie Mac and served in that position until June 2003 at which time he was promoted by Freddie Mac's board of directors to serve as Chief Executive Officer until December 2003. He previously served on the board of directors of the Armenian Church Endowment Fund and The Langley School, both of which are non-profit organizations, and Everquest Financial, Ltd., a specialty finance holding company. Mr. Parseghian has had over twenty-five years of progressively increasing responsibility in the areas of investment banking, investment management and risk management. His background includes substantial involvement in the analysis, securitization and management of mortgage-backed securities. Mr. Parseghian's mortgage industry and risk management experience led to a conclusion that, if Proposal 2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, he continue to serve as a director.

        Charles P. Pizzi, 62, has served as a Class III director since January 26, 2012. Mr. Pizzi was a member of the Board of Directors of the Federal Reserve Bank of Philadelphia from 2006 through 2011 and served as its Chairman from 2010 through 2011. He served as the President and Chief Executive Officer of Tasty Baking Company from 2002 until its merger with Flowers Foods, Inc. in 2011. From 1989 to 2002, Mr. Pizzi was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce. Mr. Pizzi currently serves on the boards of Brandywine Realty Trust, AlliedBarton Security Services LLC, Independence Blue Cross, and FS Energy and Power Fund. Mr. Pizzi holds a B.S. in Business Administration from LaSalle University and an M.S. from the University of Pennsylvania. Mr. Pizzi's operational and leadership experience, including experience leading transformational change, led to a conclusion that, if Proposal 2 is approved, he be nominated to stand for re-election as a director, or if Proposal 2 is not approved, it is appropriate that he continue to serve as a director.

        Deborah M. Reif, 60, has served as a Class II director since April 1, 2010. Ms. Reif served most recently as Chief Executive Officer and President of the Equipment Services division of General Electric Company, a global transportation equipment enterprise, from 2006 through 2009 with responsibility for a global operating lease portfolio and a supply chain service strategy. From 2005 to 2006, Ms. Reif served as President of Digital Media of NBC Universal where she led the transformation of that operation to a digital business model. Prior to that, Ms. Reif served as Executive Vice President of Financial Structuring for NBC Universal where she led the assessment and restructuring of the Universal Theme Park portfolio from 2004 through 2005. From 2001 through 2004, she served as Chairman and Chief Executive Officer of Financial Guaranty Insurance Company and earlier in her career, in various risk roles of increasing scope and importance with GE Capital from 1971 through 2001. Ms. Reif's financial, risk management and relevant operational experience and leadership roles within a large, publicly-traded global enterprise led to a conclusion that it is appropriate that she be nominated to stand for re-election as a director.

        Carroll R. Wetzel, Jr., 69, has served as a Class II director since January 1, 2010. Mr. Wetzel also serves as a director of Exide Technologies, Inc. He previously served as Vice Chairman and lead director at Arch Wireless from 2001 through 2002; as non-executive Chairman of the Board of Directors of Safety Components International from 2000-2005; as a director of Laidlaw International, Inc. from 2004 to 2007; as a director of Brink's Home Security Holdings, Inc. from 2008-2010; and as a director of The Brink's Company during 2008. Before that, he spent approximately 20 years working in investment banking and corporate finance. From 1988 to 1996, Mr. Wetzel served as head of the Merger and Acquisition Group at Chemical Bank and following its merger with Chase Manhattan Bank as co-head of the Merger and Acquisition Group and also previously served as a corporate finance officer at Dillon Read & Co., Inc. and Smith Barney. Mr. Wetzel's investment banking and financial services industry experience and his past service as a member of several other public company Board's led to a conclusion that it is appropriate that he be nominated to stand for re-election as a director.

 Independence of the Board of Directors

        Under the rules of the NYSE and the SEC, our Board is required to affirmatively determine which directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board has reviewed each director's relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the "Independence Standards") and Section 303A of the NYSE's Listed Company Manual (the "NYSE Listing Standards"). A copy of our categorical Independence Standards is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. Based on the Board's review, our Board has affirmatively determined that each of our current non-employee directors and director nominees—Messrs. Boscia, Egan, Gibbons, Loren, Parseghian, Pizzi and Wetzel and Ms. Carlin and Ms. Reif—is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Mr. Messina, who serves as our Chief Executive Officer, is not an independent director. Accordingly, 90% of our incumbent directors, representing more than two-thirds of our incumbent directors as required by our Corporate Governance Guidelines, are independent.

 COMMITTEES OF THE BOARD

        The Board has a standing Audit Committee, Human Capital and Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee. Additionally, on February 26, 2013, the Board approved the creation of a new standing Regulatory Oversight Committee. Each such committee consists solely of directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and our Independence Standards. Each such committee operates pursuant to a written charter and a copy of each committee's charter is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of each committee's charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Audit Committee

        The Audit Committee assists our Board in the oversight of the integrity of our financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee also oversees our corporate accounting and reporting practices by:

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  meeting with our financial management and independent registered public accounting firm to review and discuss our financial statements, quarterly earnings releases and financial data, and internal controls over financial reporting;

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  appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

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  reviewing the internal audit plan; and

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  reviewing the scope, procedures and results of our audits.

        The Audit Committee is currently comprised of Messrs. Boscia, Egan (Chair), Gibbons, Parseghian and Wetzel. Our Board has determined that Messrs. Boscia, Egan and Gibbons qualify as "audit committee financial experts" within the meaning of applicable SEC rules and are independent directors under the Independence Standards and the NYSE Listing Standards. During 2012, the Audit Committee met thirteen times and each incumbent member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Human Capital and Compensation Committee

        The Human Capital and Compensation Committee determines and approves all elements of compensation for our senior management and our Chief Executive Officer, whose compensation is further subject to final approval by the Board; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The Human Capital and Compensation Committee also assists us in reviewing and approving the Company's stated compensation philosophy and strategy for all employees, and developing compensation and benefit strategies to attract, develop and retain qualified employees. See "Executive Compensation" for additional information regarding the process for the determination and consideration of executive compensation. The Human Capital and Compensation Committee is also responsible for reviewing and recommending to the Board the compensation of our non-employee directors. The Human Capital and Compensation Committee is currently comprised of Messrs. Loren (Chair) and Pizzi and Ms. Reif. During 2012, the

Human Capital and Compensation Committee met twenty-two times and each incumbent member of the Human Capital and Compensation Committee attended at least 75% of the meetings held by the Human Capital and Compensation Committee during the period in which each such member served as a member of the Human Capital and Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee's responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Corporate Governance Guidelines, Code of Business Ethics and Conduct, and Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board for each annual meeting (see "Corporate Governance—Nomination Process and Qualifications for Director Nominees" below); evaluates the composition, organization and governance of our Board and its committees, and develops and recommends corporate governance principles and policies applicable to us. The Corporate Governance Committee is currently comprised of Messrs. Wetzel (Chair), Egan, Loren and Pizzi. During 2012, the Corporate Governance Committee met ten times and each incumbent member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance and Risk Management Committee

        The Finance and Risk Management Committee assists our Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is currently comprised of Messrs. Parseghian (Chair), Gibbons, Wetzel and Ms. Carlin and Ms. Reif. During 2012, the Finance and Risk Management Committee met eleven times and each incumbent member of the Finance and Risk Management Committee attended at least 75% of the meetings held by the Finance and Risk Management Committee during the period in which each such member served as a member of the Finance and Risk Management Committee.

Regulatory Oversight Committee

        The Regulatory Oversight Committee was formed on February 26, 2013 to assist the Board, the Audit Committee and other Board Committees, as determined by the Board from time to time, with the oversight of any significant regulatory or compliance matter in which the Company's regulators have requested or expect direct Board oversight, as well as to assist our Board in fulfilling its oversight responsibilities with the identification, review and reporting of significant issues with respect to the Company's Compliance Management System. The Regulatory Oversight Committee is comprised of Ms. Carlin (Chair) and Messrs. Boscia and Parseghian.

CORPORATE GOVERNANCE

Board of Directors' Role in Risk Oversight

        Our business and affairs are managed under the direction of the Board in accordance with our amended and restated by-laws. The role of the Board is one of oversight, including as to matters relating to risk management. Our management is responsible for managing our day-to-day operations and affairs, including the development and implementation of systems and processes to identify and monitor risks to the Company and policies and procedures to ensure that risks undertaken by the Company are consistent with our business objectives and risk tolerances. To assist it in fulfilling its oversight function, the Board has established five standing committees comprised of the Audit Committee, the Human Capital and Compensation Committee, the Corporate Governance Committee, the Finance and Risk Management Committee and the Regulatory Oversight Committee. Each standing committee regularly reports to the Board and is responsible for oversight in connection with actions taken by such committee consistent with the exercise of fiduciary duties by the directors serving on such committee. Our risk management process is intended to ensure that our risks are undertaken knowingly and purposefully.

        As noted above, the primary purpose of the Finance and Risk Management Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices, among other things. The Finance and Risk Management Committee regularly discusses with our management, including, among others, our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Treasurer, risks facing the Company and management's plans and initiatives undertaken to mitigate such risks.

        The Audit Committee charter provides that the Audit Committee is responsible for discussing our guidelines and policies governing the process by which we undertake risk assessment and risk management, including our major financial risk exposures and the steps our management has taken to monitor and control such exposures. Further, as part of our periodic reporting process, management reviews with the Audit Committee our disclosure process and the disclosures contained in our periodic reports filed with the SEC, including disclosure concerning our risk factors.

        The Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us as described in more detail below under "Executive Compensation." The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

Board Leadership Structure

        Since 2005, our Chairman of the Board has been an independent, non-employee director. The Chairman of the Board is elected by a majority vote of the directors. Currently, James O. Egan serves as our non-executive Chairman of the Board, a position he has held since June 17, 2009. Mr. Egan has served as a director and as Chair of the Audit Committee of the Board since March 30, 2009. Mr. Egan also serves as a member of the Corporate Governance Committee of the Board.

        In his capacity as non-executive Chairman of the Board, Mr. Egan leads all meetings of our Board at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board, sets meeting schedules and agendas and manages information flow to the Board to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board. The non-executive Chairman of the

Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as the Board may from time-to-time prescribe.

        The decision to separate the positions of Chairman of the Board and Chief Executive Officer was made at the time of our spin-off in early 2005. Although the Board does not currently have a policy requiring that the positions of Chairman of the Board and Chief Executive Officer be separated, the Board continues to believe that it is appropriate for the Chairman of the Board to be an independent, non-employee director to ensure that the Board operates independently of management in the fulfillment of its oversight function and that the matters presented for consideration by the Board and its committees reflect matters of key importance to the Company and its stockholders as determined by the independent directors.

Executive Sessions of Non-Management Directors

        Executive sessions of non-management directors are held regularly by the Board and its Committees without management present to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board has designated Mr. Egan, our non-executive Chairman of the Board and Chairman of the Audit Committee, as the presiding director of executive sessions of the non-management directors of the Board.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board in monitoring the effectiveness of decision-making, both at the Board and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

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  the responsibilities of the Board;

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  the composition of the Board, including the requirement that two-thirds of the directors be independent within the meaning of the NYSE Listing Standards;

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  Director duties, tenure, retirement and succession;

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  conduct of Board and Committee meetings; and

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  the selection and evaluation of the Chief Executive Officer.

        Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance." A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Business Ethics and Conduct

        We are committed to conducting business ethically and in compliance with applicable laws, rules and regulations. In furtherance of this commitment, we promote ethical behavior and have adopted a Code of Business Ethics and Conduct (the "Code of Conduct") that is applicable to all of our directors, officers and employees. The Code of Conduct provides, among other things:

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  guidelines for our directors, officers and employees with respect to ethical handling of conflicts of interest, including special procedures covering related party transactions between us and members of our Management Operating Committee or directors and their families, examples of the most common types of conflicts of interest that require disclosure (e.g., personal or family relationships with suppliers, vendors or contractors or a directors' service on other boards of directors) or that should be avoided altogether (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer's loyalty to us, obtaining outside employment with a competitor of ours, etc.);

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  restrictions on competition between us and our directors, officers and employees and the protection of all our proprietary and personal and confidential information in our possession;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all financial records must be maintained accurately and in accordance with appropriate controls;

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  a requirement to comply with all applicable laws, rules and regulations;

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  restrictions on insider trading by our directors, officers and employees;

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  guidance providing resources for compliance with the Code of Conduct and promoting prompt internal communication of any suspected violations of the Code of Conduct to the appropriate person or persons identified in the Code of Conduct, including information regarding our toll-free and anonymous Integrity hotline and secure website and our commitment to non-retaliation for reporting suspected violations of the Code of Conduct in good faith; and

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  disciplinary measures for violations of the Code of Conduct and any other applicable rules and regulations.

The Code of Conduct is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance—Code of Business Ethics and Conduct." We will post any amendments to the Code of Conduct, or waivers of its provisions with respect to our directors or executive officers, to our corporate website under the heading "Investor Relations—Corporate Governance." A copy of the Code of Conduct is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Code of Ethics for Chief Executive Officer and Senior Financial Officers

        Our Board has also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Financial Officers Code") that is applicable to our Chief Executive Officer, our Chief Financial Officer, Chief Accounting Officer, Treasurer, Controller and other persons performing similar functions (the "Covered Officers"). The Financial Officers Code provides, among other things:

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  guidelines for our Covered Officers with respect to ethical handling of conflicts of interest, including procedures for handling any actual or apparent conflicts of interests;

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  a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific prohibition from misrepresenting, omitting or causing others to misrepresent or omit material facts about us in our financial reporting and disclosure process;

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  a requirement to comply with all applicable laws, rules and regulations;

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  guidance promoting prompt internal communication of any violations, whether actual or probably, of the Financial Officers Code to the Chief Ethics and Compliance Officer; and

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  disciplinary measures for violations of the Code of Conduct or failure to adhere to the Financial Officers Code.

        The Financial Officers Code is available on our corporate website at www.phh.com under the heading "Investor Relations—Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers." We will post any amendments to the Financial Officers Code, or waivers of its provisions for any of our executive officers, to our corporate website under the heading "Investor

Relations—Corporate Governance." A copy of the Financial Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

Nomination Process and Qualifications for Director Nominees

        The Board has established certain procedures and criteria for the selection of nominees for election to our Board. In accordance with such procedures and criteria as set forth in our Corporate Governance Guidelines, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board's criteria for selecting new directors. In identifying possible director candidates, the Corporate Governance Committee considers recommendations of professional search firms, stockholders, and members of management or the Board. In evaluating possible director candidates, the Corporate Governance Committee, consistent with the Board's Corporate Governance Guidelines and its charter, considers criteria such as skills, experience, age, diversity, and availability to prepare, attend and participate in Board and Board Committee meetings, as well as personal qualities of leadership, character, judgment, and reputation for integrity and adherence to the highest ethical standards, so as to enhance the Board's ability to oversee in the interest of our stockholders our affairs and business, including, when applicable, to enhance the ability of Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. In considering diversity, in particular, the Corporate Governance Committee considers general principles of diversity in the broadest sense. The Corporate Governance Committee seeks to recommend the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board's deliberations and oversight of our business. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board as a director nominee, recommending director nominees to the Board for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a director should be re-nominated to the Board or continue as a director. The Corporate Governance Committee's assessment of director nominees includes an examination of whether the individual is independent and whether the individual's service as a director may give rise to a conflict of interest, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Additionally, the Corporate Governance Committee conducts a vetting process that generally includes, among other things, personal interviews, discussions with professional references, background and credit checks, and resume verification. When formulating its director nominee recommendations, the Corporate Governance Committee also considers the advice and recommendations from others as it deems appropriate.

        Our amended and restated by-laws provide the procedure for stockholders to make director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our amended and restated by-laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054:

  •
  in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

  •
  in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

        The stockholder's notice to our Corporate Secretary must be in writing and include the following information, as more fully described in Section 1.10 of our amended and restated by-laws:

        (i) as to each person whom the stockholder proposes to nominate for election as a director (each, a "Proposed Nominee"):

  •
  all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act; and

  •
  a statement of the background and qualifications of each such Proposed Nominee;

        (ii) as to the stockholder giving the notice of any Proposed Nominee and any Stockholder Associated Person (as defined in the amended and restated by-laws):

  •
  the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

  •
  the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

  •
  whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or similar transactions with respect to any Company Securities; and

  •
  any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities;

        (iii) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in (ii) above, and any Proposed Nominee, the name and address of such stockholder, as they appear on our stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

        (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee(s) in its notice, and

        (v) any other information relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act.

        Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in our amended and restated by-laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our amended and restated by-laws.

Communication with Non-Management Directors

        In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any director, the non-management directors as a group or the Board shall be forwarded to the attention of the Chair of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our Company, (ii) are commercial solicitations which are not relevant to the Board's responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chair of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chair of the Corporate Governance Committee for review and dissemination.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        Pursuant to the Audit Committee's charter, the Audit Committee reviews and approves all transactions with related persons, including executive officers and directors, as described in Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. We review any relationships or transactions in which we and our directors or executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Code of Conduct and Financial Officers Code provide specific provisions regarding such relationships between our directors or executive officers and us. Our Code of Conduct requires that any relationship that appears to create a conflict of interest must be promptly disclosed to our General Counsel or the Chairman of the Corporate Governance Committee, who will refer the matter, if appropriate, to the Corporate Governance Committee for further review.

        See "Corporate Governance—Code of Business Ethics and Conduct "and "Corporate Governance—Code of Ethics for Chief Executive Officer and Senior Financial Officers" above for more information.

Transactions with BlackRock, Inc.

        On February 11, 2013, BlackRock, Inc. ("BlackRock") filed a Schedule 13G/A with the U.S. Securities and Exchange Commission disclosing that certain of its affiliates held, in the aggregate, approximately 5.4% of our common stock as of December 31, 2012. Affiliates of BlackRock provide us with various investment management and risk analytics products and services. During the year ended December 31, 2012, we paid affiliates of BlackRock approximately $1.3 million for investment management and risk analytics products and services. During the year ending December 31, 2013, we expect to pay affiliates of BlackRock approximately $2.1 million for investment management and risk analytics products and services. All of our agreements with BlackRock's affiliates were made pursuant to arm's length transactions at prevailing market rates for the services or products rendered or delivered.

Transactions with BNY Mellon

        Thomas P. Gibbons, who has served as one of our directors since July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively, together with their respective affiliates, "BNY Mellon"). We have certain relationships and engage in various transactions with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon participates as a lender in several of our credit facilities, functions as the custodian for loan files, and functions as the indenture trustee in respect of certain of our outstanding debt obligations. We also execute forward loan sales agreements and interest rate contracts with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time for comparable transactions. The fees paid to BNY Mellon, including interest expense, during the year ended December 31, 2012 aggregated approximately $5.9 million. Notwithstanding the foregoing, the Board has determined that Mr. Gibbons is an independent director within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Director Indemnification Agreements

        We have entered into Amended & Restated Indemnification Agreements with each of our directors, including our President and Chief Executive Officer, Mr. Messina. Pursuant to such Amended & Restated Indemnification Agreements, we have agreed to indemnify and advance expenses and costs incurred by each director in connection with any claims, suits or proceedings arising as a result of his or her service as a director, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of us.

Agreement with Alvarez & Marsal

        Following approval by our Board, we entered into a letter agreement dated March 1, 2011, with Alvarez & Marsal North America, LLC ("A&M") pursuant to which David J. Coles, a Managing Director of A&M, served as our Interim Executive Vice President and Chief Financial Officer. Mr. Coles ceased serving as our Interim Executive Vice President and Chief Financial Officer on April 25, 2012 following the appointment of Robert Crowl as our Chief Financial Officer. Pursuant to the terms of our letter agreement with A&M, we paid an aggregate of $2.2 million to A&M for the services of Mr. Coles (including $185,000 of incentive compensation earned by A&M for Mr. Coles' services rendered in 2012) plus reimbursement for reasonable out-of-pocket expenses for the years 2011 and 2012. Mr. Coles was compensated pursuant to his arrangements with A&M and he was not separately compensated by us and did not participate in any of our equity compensation plans or employee benefit plans.

Employment of Mr. George J. Kilroy's Immediate Family Member

        Bradford C. Burgess, who serves as Vice President, Keystone Sales at PHH Arval, is the son-in-law of George J. Kilroy, our Executive Vice President, Fleet. Mr. Burgess received compensation, including base salary, commissions and bonus payments, of $229,997 for 2012 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. Mr. Burgess' compensation and benefits were commensurate with other employees in comparable positions at PHH Arval. Mr. Kilroy has not been involved in decisions with respect to Mr. Burgess' compensation or job performance, and procedures have been established to limit Mr. Kilroy's access to such information.

Consumer Credit Loans in the Ordinary Course of Business

        One or more of our mortgage lending subsidiaries has made, in the ordinary course of their respective consumer credit businesses, mortgage loans and/or home equity lines of credit to certain of our directors and executive officers or their immediate family members of types generally made available to the public by such mortgage lending subsidiaries. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectability or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

DIRECTOR COMPENSATION

        Our non-employee director compensation program is intended to align our non-employee directors' interests with those of our stockholders. We provide non-employee directors with a mix of cash and equity-based compensation to focus them on sustainable shareholder value creation and to provide them market-competitive compensation for their Board service. We pay over one-half of non-employee director compensation in the form of equity, with the rest in cash. This relative equity usage also supports our 100% stock ownership requirements for directors as described below. Members of our Board who are also our officers or employees do not receive any additional compensation for serving as a non-employee director. Currently, our only employee director is our Chief Executive Officer.

        Our non-employee directors' equity-based compensation is paid in the form of restricted stock units ("Director RSUs") that are granted under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as amended (the "2005 Equity and Incentive Plan"). Director RSUs are not settled until one year after a director's service on the Board ends.

        As a result, our non-employee directors are effectively restricted from selling any of their vested equity-based compensation, not only while serving as a director, but also for one year after their Board service ends. Accordingly, our non-employee directors are essentially subject to a 100% stock ownership requirement with respect to their Director RSUs and we believe that our non-employee directors' compensation program aligns the interests of our directors with long-term shareholder interests. This additional one year holding period also focuses directors on longer term performance, since the valued delivered through the Director RSUs will continue to change after their Board service ends.

        The Human Capital and Compensation Committee is responsible for reviewing and making recommendations to the Board concerning our non-employee director compensation program. The full Board must approve any changes to that program. We believe that this practice is effective in both administering our non-employee directors' compensation program, and ensuring that all Board members have input into any changes in such program. None of our executive officers play a role in determining or recommending the amount or form of non-employee director compensation. (Our former Chief Executive Officer, in his capacity as a director, did however vote to approve the changes to our non-employee director compensation program in 2010.)

        Our non-employee director compensation did not change in 2011 or 2012, and has been increased only once since we became publicly traded in 2005. The Human Capital and Compensation Committee's compensation consultant conducted a study in 2012 which found that our non-employee director compensation program was below market-competitive levels based on our directors' workload. Despite this finding, the Human Capital and Compensation Committee determined that it would recommend to the Board that the non-employee director compensation program should not be changed. The Human Capital and Compensation Committee reasoned that the director workload should decrease at some point in the near future, and therefore it should not increase directors' compensation at this time.

        We believe the current non-employee director compensation program detailed below provides at or below market median compensation levels to our Board members in light of their workload relative to directors at other comparable companies.

Annualized Amount
Non-Executive Chairman of the Board Retainer	$295,000
Board Member Retainer	220,000
Audit Committee, Chair Stipend	25,000
Audit Committee, Member Stipend	15,000
Human Capital and Compensation Committee, Chair Stipend	25,000
Human Capital and Compensation Committee, Member Stipend	15,000
Corporate Governance Committee, Chair Stipend	10,000
Corporate Governance Committee, Member Stipend	8,000
Finance and Risk Management Committee, Chair Stipend	25,000
Finance and Risk Management Committee, Member Stipend	15,000

        In 2013, the Board created a Regulatory Oversight Committee. The Human Capital and Compensation Committee recommended that the Regulatory Oversight Committee Chair receive a stipend of $25,000, and members receive a $15,000 stipend annually, similar to the Finance and Risk Management Committee. This recommendation was based on the fact that the workload and visibility between the two Committees are similar. The Board approved the recommendation. The Committee further recommended, and the Board approved, a prohibition against hedging and/or pledging shares of our stock as collateral for loans or other reasons by our non-employee directors and executive officers.

        We do not provide non-employee directors with special one-time grants of Director RSUs or other equity-based awards upon commencing service on the Board.

        All Committee stipends are payable 50% in cash and 50% in the form of Director RSUs. The Non-Executive Chairman of the Board Retainer is payable $122,500 in cash and $172,500 in Director RSUs. The Non-Executive Board Member Retainer is payable $85,000 in cash and $135,000 in Director RSUs. We do not provide directors with stock options or any other form of equity grant.

        Non-employee director compensation is paid in arrears in four equal quarterly installments at the end of each calendar quarter ("Fee Payment Date") and is paid in Director RSUs and cash as described above. It is our practice to pro rate non-employee director compensation for the portion of each calendar quarter during which an individual director actually serves as a member or chairperson of the Board or a Committee of the Board.

        Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs are immediately vested and are settled in shares of our common stock one year after the director is no longer a member of the Board. Director RSUs may not be sold or otherwise transferred for value prior to the director's termination of service on the Board. Director RSUs do not currently provide for dividends or dividend equivalents. Director RSUs, however, are settled immediately upon a change-in-control.

        The number of Director RSUs granted to each non-employee director on each Fee Payment Date is determined by dividing the total dollar amount of compensation that is payable to each such non-employee director on such Fee Payment Date in the form of Director RSUs by the closing price of our common stock on the NYSE on such Fee Payment Date (or, if there was no trading of our common stock on the NYSE on such Fee Payment Date, the closing price of our common stock on the date last preceding such Fee Payment Date upon which our common stock was traded on the NYSE). Fractional Director RSUs are not granted and any fractional portion resulting from the foregoing calculation is paid in cash.

        We do not maintain a pension plan or any deferred compensation plan for non-employee directors. Non-employee directors did not receive any form of compensation for 2012 other than as described above.

Director Compensation Table

        The following table sets forth the compensation paid to or earned by each of our current and former non-employee directors that served as directors during 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(12)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jon A. Boscia(2)	$24,168	$37,150	$0	$0	$0	$0	$61,318
James W. Brinkley(3)	$48,262	$73,238	$0	$0	$0	$0	$121,500
Jane D. Carlin(4)	$24,168	$37,150	$0	$0	$0	$0	$61,318
James O. Egan(5)	$139,062	$188,958	$0	$0	$0	$0	$328,020
Thomas P. Gibbons(6)	$96,287	$146,213	$0	$0	$0	$0	$242,500
Allan Z. Loren(7)	$101,540	$151,460	$0	$0	$0	$0	$253,000
Gregory J. Parseghian(8)	$107,018	$156,982	$0	$0	$0	$0	$264,000
Charles P. Pizzi(9)	$88,186	$134,674	$0	$0	$0	$0	$222,860
Deborah M. Reif(10)	$102,043	$151,957	$0	$0	$0	$0	$254,000
Carroll R. Wetzel, Jr.(11)	$105,038	$154,962	$0	$0	$0	$0	$260,000

(1)
The amounts shown in this column reflect the aggregate grant date fair value of awards to our non-employee directors of Director RSUs during 2012. See Note 19, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2012 Annual Report for the assumptions used in calculating our equity based compensation expense.

(2)
Mr. Boscia commenced service on the Board on September 27, 2012. Since September 27, 2012, Mr. Boscia has served as a non-employee director and as a member of the Audit Committee. Mr. Boscia also serves as a member of the Regulatory Oversight Committee formed on February 26, 2013.

(3)
Mr. Brinkley served as a non-employee director and as a member of the Corporate Governance and Human Capital and Compensation Committees between January 1, 2012 and June 30, 2012.

(4)
Ms. Carlin commenced service on the Board on September 27, 2012. Since September 27, 2012 Ms. Carlin has served as a non-employee director and as a member of the Finance and Risk Management Committee. Ms. Carlin also serves as chair of the Regulatory Oversight Committee formed on February 26, 2013.

(5)
Throughout 2012, Mr. Egan served as Non-Executive Chairman of the Board, as Chair of the Audit Committee and as a member of the Corporate Governance Committee.

(6)
Throughout 2012, Mr. Gibbons served as a non-employee director and as a member of the Audit Committee. Since July 1, 2012, Mr. Gibbons has served as a member of the Finance & Risk Management Committee.

(7)
Throughout 2012, Mr. Loren served as a non-employee director, as Chair of the Human Capital and Compensation Committee, and as a member of the Corporate Governance Committee.

(8)
Throughout 2012, Mr. Parseghian served as a non-employee director, as Chair of the Finance and Risk Management Committee, and as a member of the Audit Committee. Mr. Parseghian served as a member of the Corporate Governance Committee from January 1, 2012 through June 30, 2012. Mr. Parseghian also serves as a member of the Regulatory Oversight Committee formed on February 26, 2013.

(9)
Mr. Pizzi commenced service on the Board on January 26, 2012 as a non-employee director and member of the Human Capital and Compensation Committee. Effective July 1, 2012, Mr. Pizzi also became a member of the Corporate Governance Committee.

(10)
Throughout 2012, Ms. Reif served as a non-employee director, and as a member of the Finance and Risk Committee and the Human Capital and Compensation Committee. Ms. Reif served as a member of the Corporate Governance Committee from January 1, 2012 through June 30, 2012.

(11)
Throughout 2012, Mr. Wetzel served as a non-employee director, as Chair of the Corporate Governance Committee, and as a member of the Audit Committee and the Finance and Risk Management Committee.

(12)
The following table sets forth the grant date fair value computed in accordance with ASC 718 of each equity award made to non-employee directors during 2012 and the aggregate number of stock awards (representing Director RSUs that are settled one year following termination of service as a Director) and option awards outstanding at fiscal year-end 2012 for each non-employee director that served as a non-employee director during 2012:

Name	Quarter Ended March 31, 2012 ($)	Quarter Ended June 30, 2012 ($)	Quarter Ended September 30, 2012 ($)	Quarter Ended December 31, 2012 ($)	Total ($)	Aggregate Number of Stock Awards Outstanding at Fiscal Year End 2012 (#)	Aggregate Number of Option Awards Outstanding at Fiscal Year End 2012 (#)
Jon A. Boscia	$0	$0	$1,547	$35,604	$37,150	1,641	0
James W. Brinkley	$36,617	$36,621	$0	$0	$73,238	37,810	0
Jane D. Carlin	$0	$0	$1,547	$35,604	$37,150	1,641	0
James O. Egan	$47,245	$47,231	$47,253	$47,229	$188,958	36,274	0
Thomas P. Gibbons	$35,612	$35,624	$37,485	$37,492	$146,213	13,374	0
Allan Z. Loren	$37,871	$37,862	$37,871	$37,856	$151,460	27,746	0
Gregory J. Parseghian	$39,742	$39,750	$38,746	$38,743	$156,982	28,917	0
Charles P. Pizzi	$25,835	$35,624	$36,610	$36,605	$134,674	7,116	0
Deborah M. Reif	$38,489	$38,491	$37,485	$37,492	$151,957	24,842	0
Carroll R. Wetzel, Jr.	$38,737	$38,736	$38,746	$38,743	$154,962	25,076	0

 PROPOSAL 2—CHARTER AMENDMENT PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

        Article Seventh, Paragraphs (e) and (f) of the Company's Charter divides our Board of Directors into three Classes of directors (Class I, Class II and Class III) with terms of three years each. Generally, absent the earlier resignation or removal of a director, the terms of these Classes are staggered so that one Class stands for re-election at each annual meeting of stockholders. The current terms of our director Classes expire as follows: Class I director terms expire at the 2015 annual meeting of stockholders; Class II director terms expire at this Annual Meeting; Class III director terms expire at the 2014 annual meeting of stockholders.

        The Board has reviewed the advantages and disadvantages of maintaining a classified Board structure. The Board recognizes that a classified Board provides various advantages, including: (i) providing continuity and stability of directors by ensuring that at any time approximately two-thirds of the directors will have had prior experience with the Company; (ii) promoting a long-term director perspective; and (iii) reducing the vulnerability of the Company to hostile and potentially abusive takeover practices. However, the Board also understands that, in general, there is growing support among stockholders in favor of annual elections of all directors.

        After evaluating the various considerations in favor of and against maintaining a classified Board, on April 11, 2013, upon the recommendation of the Corporate Governance Committee, the Board resolved that declassification of the Board by adoption of the Charter Amendment attached to this proxy statement as Appendix A is advisable, and that the Charter Amendment should be submitted to the stockholders of the Company for approval at this Annual Meeting. Our Board of Directors also has approved, subject to stockholder approval of the Charter Amendment and effective upon the acceptance for record of the Articles of Amendment by the Maryland State Department of Assessments and Taxation ("SDAT"), certain conforming amendments to our Amended and Restated Bylaws (Bylaw Amendment) to remove references to a classified Board.

        As required by our existing Charter provisions, the Charter Amendment must be approved by our stockholders by the affirmative vote of not less than eighty percent (80%) of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class). The Charter Amendment, if approved by stockholders, will become effective upon acceptance for record of the Articles of Amendment by the SDAT. We expect to file the Articles of Amendment with the SDAT as soon as practicable after the Charter Amendment has been approved at the Annual Meeting. Because the Articles of Amendment must be accepted for record by the SDAT prior to the election of directors at the Annual Meeting, the Board intends to briefly adjourn the Annual Meeting until the Articles of Amendment become effective.

        If stockholders approve the Charter Amendment, our classified Board structure will be eliminated and our three incumbent Class I directors and three incumbent Class III directors will resign such that their terms will end at the Annual Meeting, which will have the cumulative effect of reducing the current terms of our Class I and Class III directors so that they expire at the Annual Meeting, and all ten members of our Board of Directors will stand for election to a one-year term at the Annual Meeting. The Bylaw Amendment will also become effective. The incumbent Class I and Class III directors have indicated their support for the declassification of our Board of Directors by agreeing to resign from their current three-year terms if stockholders approve the Charter Amendment, effective upon the Articles of Amendment becoming effective.

        If stockholders do not approve the Charter Amendment, the Annual Meeting will not be adjourned and the election of our four Class II director nominees to a three-year term will proceed under the Charter as currently in effect, our Class I and Class III directors will continue to serve the remainder of their respective three-year terms, and the Bylaw Amendment will not become effective.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR CHARTER ELIMINATING THE CLASSIFICATION OF OUR BOARD OF DIRECTORS. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO OUR CHARTER ELIMINATING THE CLASSIFICATION OF OUR BOARD OF DIRECTORS.

 PROPOSAL 3—RATIFICATION OF AUDITORS PROPOSAL

        The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The submission of this matter for approval by stockholders is not legally required; however, the Board believes that such submission provides stockholders an opportunity to provide feedback to the Board on an important issue of corporate governance. If stockholders do not approve the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2013, for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the "Independent Auditor"). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

        For the years ended December 31, 2012 and 2011, professional services were performed for us by our Independent Auditor pursuant to the oversight of our Audit Committee. Representatives of our Independent Auditor are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

        Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee's pre-approval policy.

	Year Ended December 31,
Fees by Type	2012	2011
	(In millions)
Audit fees	$3.8	$3.8
Audit-related fees	0.9	0.8
Tax fees	0.4	0.3
All other fees	0.0	0.0

Total	$5.1	$4.9

        Audit Fees.    Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Condensed Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

        Audit-Related Fees.    Audit-related fees primarily related to audit fees for our employee benefit plans, comfort letters for registration statements and agreed upon procedures.

        Tax Fees.    Tax fees related to tax compliance, tax advice and tax planning.

        All Other Fees.    The aggregate fees billed for all other services during the years ended December 31, 2012 and 2011 were not significant.

 AUDIT COMMITTEE REPORT

        The Audit Committee is a standing committee of the Board of Directors of the Company that is comprised solely of non-employee directors who have been affirmatively determined to be "independent" within the meaning of the NYSE Listing Standards and the Company's Independence Standards. The Audit Committee operates pursuant to a written charter that is available at www.phh.com under the heading "Investor Relations—Corporate Governance" and is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. See "Committees of the Board—Audit Committee" above for additional information regarding the role and responsibilities of the Audit Committee.

        The Company's management is responsible for the preparation of the Company's consolidated financial statements. In connection with the preparation of the Company's consolidated financial statements for the year ended December 31, 2012, the Audit Committee:

  •
  Reviewed and discussed the Company's audited consolidated financial statements with management;

  •
  Discussed with the Company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  Received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

Date: April 11, 2013	Audit Committee of the Board of Directors
James O. Egan (Chair) Jon A. Boscia Thomas P. Gibbons Gregory J. Parseghian Carroll R. Wetzel, Jr.

 PROPOSAL 4—SAY ON PAY VOTE

        In accordance with Section 14A of the Exchange Act and rules promulgated by the SEC, we are requesting the approval of the following advisory resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 404 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Although the foregoing resolution is only advisory in nature and is not binding on the Board or the Company, we intend to review the voting results with the Board and the Human Capital and Compensation Committee of the Board so that such voting results may be taken into consideration in connection with future executive compensation decisions.

THE BOARD RECOMMENDS A VOTE "FOR" THE SAY ON PAY VOTE. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY US WILL BE VOTED "FOR" THE SAY ON PAY VOTE.

 COMPENSATION COMMITTEE REPORT

        The Human Capital and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2012.

Date: April 11, 2013	Human Capital and Compensation Committee of the Board of Directors
Allan Z. Loren (Chair) Charles P. Pizzi Deborah M. Reif

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2012 was a year of successfully enhancing shareholder value through continuous improvement and transformation. We made changes to our leadership team and improved our business operations, with a corresponding increase in financial performance and share price. Our compensation program also changed to further enhance our existing focus on pay-for-performance and shareholder value creation.

        Our Compensation Program is designed to deliver Pay-for-Performance.    Our compensation program places a strong emphasis on pay-for-performance. We believe we have created and implemented a pay-for-performance-based Total Rewards Philosophy that aligns our compensation programs with sustainable shareholder value creation. Under our Total Rewards Philosophy, all of our compensation programs should:

  •
  Link total rewards with our financial performance, productivity, and individual performance and behaviors that create sustainable value.

  •
  Provide both fixed and variable compensation that is both market-competitive and delivers pay commensurate with shareholder value creation through enterprise value creation.

  •
  Create sustainable shareholder value creation without encouraging unnecessary or excessive risk.

  •
  Attract and retain high performing and productive talent through the flexibility to modify the programs as necessary.

        Our compensation program design is based on our Total Rewards Philosophy, and has the following elements:

  •
  Base salaries:  Set at market-competitive levels;

  •
  Annual cash incentive plan:  Drives a focus on sustainable profitable growth by providing payouts for both strong financial performance and achievement of key objectives;

  •
  Long-term incentive plan:  Intended to align key employees who drive our success with shareholder interests.

        The following design features and implementation of our compensation program demonstrate our commitment to pay-for-performance:

  •
  Variable pay comprises a greater percentage of the total compensation package than in most of our Peer Group, with long-term incentives which directly focus on multi-year sustainable shareholder value creation comprising a greater component than in most of the Peer Group.

  •
  Payouts under our annual cash incentive plan are consistent with financial performance and demonstrating the right leadership behaviors.

  •
  The long-term incentive plan only delivers value to executives when multi-year shareholder value is created in a transparent manner.

  •
  Share ownership guidelines are imposed on executives (and directors) who receive equity grants.

  •
  We implemented "clawback" provisions which we believe are broader than generally found at many other companies, and which apply to financial wrongdoing as well as other conduct that results in harm to our business.

  •
  No executives are provided with employment contracts.

  •
  Severance and change-in-control protections are within market practice and executives are required to comply with post-termination covenants that can include non-compete agreements.

  •
  We do not provide tax gross-ups to executives.

  •
  Our executive officers are prohibited from pledging our shares as collateral for loans or other reasons.

  •
  Our executive officers are prohibited from hedging our shares.

  •
  We conduct a rigorous assessment of the potential business risk from our compensation programs on an annual basis.

        Our 2012 Compensation Program Delivered on the Pay-for-Performance Promise.    We used a disciplined process to modify our 2012 compensation program to provide rewards to executives that were commensurate with our performance. The compensation program focused on the key business drivers of shareholder value creation balanced with share price movement. Our compensation program delivers the majority of rewards when shareholder value increases, with a substantial portion dependent upon multi-year performance. The performance metrics in our compensation program align with our four key strategies to create shareholder value:

  1.
  Disciplined growth in our franchise platforms

  2.
  Operational excellence

  3.
  Unwavering commitment to customer service

  4.
  Near-term liquidity cash generation and balance sheet deleveraging

Management Incentive Plan ("MIP")

        Our 2012 Management Incentive Plan (MIP) was comprised of the following three metrics: (1) Core Earnings (Pre-tax) Per Diluted Share, (2) Adjusted Cash Flow and (3) Pre-tax Core ROE. These performance metrics accomplish the following objectives:

  •
  Adjusted Cash Flow—60% of Opportunity: Our businesses rely on cash flow in order to fund our operations and pay our debt, and a focus on this measure is important to sustainable success.

  •
  Core Earnings (Pre-Tax) Per Diluted Share—20% of Opportunity: This is a measure of the profitability of our ongoing business operations.

  •
  Pre-tax Core ROE—20% of Opportunity: This is a measure of the efficiency of our use of shareholder assets, and a focus on Pre-tax Core ROE ensures that we are operating in a manner that will drive shareholder value.

        In order to focus our employees on driving performance that they can control, we created separate goals for each of our Mortgage and Fleet business units. Our business unit leaders, George Kilroy and

David Tucker, were eligible for MIP payouts based 75% on their respective business unit's performance and 25% on our overall consolidated performance. The remaining Named Executive Officers received payouts based 100% on our overall consolidated performance.

        Our focus on Adjusted Cash Flow in 2012 was emphasized by our using it as a "gate", such that no payouts would be made for business unit performance unless the business unit generated Adjusted Cash Flow at the Threshold level, which is 90% of Target.

        We recognized that 2012 performance might not match prior years. Therefore, our target performance goals were set above our business plan, requiring performance levels above plan in order to receive target payouts. In order to provide an appropriate pay-for-performance relationship, performance above Target results in progressively greater payouts up to a maximum of 150% of an individual's target award amount for maximum performance, and performance below Target results in decreased payouts. Performance below threshold levels results in no payouts.

        Each MIP participant also had individual Management by Objectives ("MBOs"). Our executive officers, including our named executive officers identified in the Summary Compensation Table below (our "Named Executive Officers" or "NEOs"), had MBOs that were focused on financial, operational excellence (including risk) and leadership (including talent) objectives, reflecting the view of the Human Capital and Compensation Committee (the "Committee") that these areas are critical to sustainable shareholder value creation. Potential payouts could be adjusted based on relative MBO achievement.

        These design changes we believe created an incentive plan which is tightly aligned with the key operating and strategic objectives under our 2012 business plan. We had to generate sufficient Adjusted Cash Flow before any payouts could be made. Payout levels were determined by Core Earnings (Pre-Tax) Per Diluted Share, which is a profitability measure, Pre-tax Core ROE, which is a measure of efficiency in deploying shareholder assets, and Adjusted Cash Flow. Then, payouts potentially could still be reduced unless executives met all of their individual MBOs. These 2012 MIP design elements, combined with the need to exceed our business plan to get target payouts, ensured that individual and aggregate payouts under the 2012 MIP demonstrated pay for performance.

        We exceeded our Business Plan and Target performance on all three metrics, paying out at 113.2% of Target for Mortgage business unit performance, 120.2% of Target for the Fleet business unit performance, and 116.0% of Target for overall consolidated performance.

        Core Earnings (Pre-Tax) Per Diluted Share, Adjusted Cash Flow and Pre-tax Core ROE are financial measures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). See Appendix B—Note Regarding Non-GAAP Financial Measures for a detailed description of these non-GAAP financial measures and a reconciliation of these measures to their most directly comparable GAAP financial measures as required by Item 10(e) of Regulation S-K.

  Long-term Incentive Plan

        We made Long-term Incentive Plan grants in September 2012 (the "September 2012 LTIP Grant"). Our September 2012 LTIP Grants for our Named Executive Officers were designed to focus on share price appreciation, as a balance to the MIP performance metrics, which focus on business operations and profitability. This is consistent with executives' sign-on grants we made in 2012. We believe that this combination of annual operating/profitability measures and long-term share price measures provides an appropriate balance in creating sustainable shareholder value creation. The guiding principles we used in designing this grant includes:

  •
  Create a strong pay-for-performance alignment by providing rewards only if we are successful in our operational transformation as reflected in share price appreciation.

  •
  Align award levels with enterprise value creation and share price appreciation.

  •
  Focus executives on resolving immediate challenges and positioning us for long-term success.

        The September 2012 LTIP Grant was made to a limited group of key employees who are considered to be the most likely to drive substantial shareholder value creation, and should be rewarded commensurate with that value creation. The September 2012 LTIP Grant for our Named Executive Officers consisted of stock options and performance-based restricted stock units ("PRSUs").

  •
  The number of employees that were recipients of the September 2012 LTIP Grant has been reduced by approximately 90% from prior years' grants in 2008 and 2009.

  •
  Recipients of the September 2012 LTIP Grant are subject to restrictive covenant agreements that would prohibit the individual from engaging in certain competitive activities during the term of their employment with us and for one or two years following employment termination.

  •
  The stock options granted as part of the September 2012 LTIP Grant are three-year cliff-vested. When shareholder value is created, as reflected in share price increases over a three-year period, executives will be rewarded for that value creation.

  •
  The PRSUs granted as part of the September 2012 LTIP Grant are also three-year cliff-vested, and only vest if certain stock price targets are met in the three months prior to vesting. Therefore, if our performance is insufficient to result in the desired share price increase after a multi-year period, executives will not see any rewards from this grant.

  •
  September 2012 LTIP Grant recipients that were granted stock options and PRSUs are subject to share ownership guidelines, and cannot sell their vested equity unless those ownership guidelines are met. We believe this ensures that executives will focus on sustainable performance due to their continued ownership of our stock.

  Previous Say-on-Pay Vote

        Shareholders previously recognized the linkage between pay and performance in our 2011 compensation program. 94% of our shareholders approved our executive compensation program in last year's "Say on Pay" vote. We did not make any changes to our executive compensation programs solely as a result of that vote. However, our 2012 and 2013 executive compensation programs reflect our continued efforts to align executive rewards with sustainable operating performance and shareholder value creation.

Executive Compensation Program

        Introduction.    Our executive compensation program in 2012 continued to evolve and focus executives on process and business improvements, profitability and shareholder value creation. The continued challenging economic and business environment in 2012, including the continued difficulties in the mortgage and liquidity markets, impacted our compensation program design. We believe our performance, and the relative payouts under the executive compensation program, demonstrated the appropriateness of the performance alignment of our compensation program design.

        Building on the pay-for-performance focus in our Total Rewards Philosophy that was implemented in 2010, we utilized performance goals that were aligned to the business priorities and shareholder perspectives. We further utilized MBOs to drive individual performance and accountability for the Named Executive Officers and other incentive-eligible employees.

Corporate Governance

        Human Capital and Compensation Committee Oversight of Executive Compensation.    During 2012, the Board and the Committee continued to operationalize the Committee's Charter that had been redesigned in 2010. The Committee focused on sustainable shareholder value creation as the underpinning of our compensation programs.

        The Committee was responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of our Named Executive Officers as listed in the Summary Compensation Table below, as well as the compensation of up to 22 positions that were in our Management Operating Committee at some point during 2012. The Committee reviews and determines the MBOs, MBO achievement, performance, base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, and evaluates our compensation policies. The Committee reviews the performance and compensation for the Chief Executive Officer, and makes recommendations to the full Board for final approval. The Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations and had, in fact, retained PricewaterhouseCoopers LLP ("PwC") as its consultant in 2012. Board members who are not members of the Committee are not involved in the decisions surrounding the engagement and/or retention of the Committee's consultant.

        Role of Management in Executive Compensation Decisions.    Generally, our Chief Executive Officer makes recommendations to the Committee as it relates to the compensation of our other executive officers. In addition, our executive officers, including our Chief Executive Officer, as well as our Chief Human Resources Officer, Chief Financial Officer, Chief Risk Officer, Chief Ethics and Compliance Officer and other human resources personnel, may provide input and make proposals as requested by the Committee regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be made on the initiative of the Chief Executive Officer, the executive officers, or upon the request of the Committee. Our Chief Executive Officer provides a self-assessment to the Committee, and otherwise is not involved in deliberations relating to his own compensation.

        Our Chief Executive Officer, Glen Messina, was promoted to the position in January 2012 from his prior position as Chief Operating Officer. Mr. Messina, following his appointment as our Chief Executive Officer in January 2012, made recommendations relating to the performance achievement of our executive officers against their individual MBOs and corresponding payouts under the 2011 MIP, and the terms of any severance agreements. Mr. Messina provided similar information to the Committee in connection with payouts under the 2012 MIP. The Committee, in consultation with its executive compensation consultant, makes the ultimate decisions relating to executive compensation design and payouts to our executive officers other than our Chief Executive Officer and may take into consideration the recommendations, if any, of our Chief Executive Officer in connection with determining the amount or form of compensation paid to our executive officers. The Committee meets in executive session to determine our Chief Executive Officer's compensation and presents its recommendations on the Chief Executive Officer's compensation to the full Board for discussion and final approval.

        Executive Compensation Consultants.    During 2012, the Committee retained PwC to assist with the evaluation of our executive compensation. In determining to retain PwC, the Committee considered PwC's prior engagements by the Committee since February 2008, which were prior to Mr. Egan, our current Non-Executive Chairman of the Board, joining the Board. The Committee did not consider Mr. Egan's past employment relationship with PwC that ended in 1996 as a conflict. Mr. Egan is not a member of the Committee and played no role in the Committee's decision to engage and/or retain PwC. Pursuant to its engagement, PwC analyzed and provided comparative executive and director compensation data and compensation program design assistance for the Committee's consideration in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our compensation policies.

PwC was paid approximately $790,000 in fees during 2012 as a result of compensation services provided to the Committee. During 2012, PwC continued providing non-compensation-related consulting services to management. These additional services were mainly related to corporate tax planning, internal audit outsourcing and mortgage compliance/risk consulting services. Aggregate fees for these additional services were approximately $4,000,000. The Committee believes that these other services do not compromise PwC's ability to provide the Committee with an independent perspective on executive compensation. The factors that the Committee has considered in evaluating PwC's independence are primarily based on representations made to the Committee by PwC and its consultants and include the following:

  •
  PwC's provision of other services to us:  Although PwC provides other services to the Company, PwC's consultants that provide services to the Committee do not provide any other services to us, with the exception of assisting management with certain activities related to Committee decision-making.

  •
  Fees paid by us as a percentage of PwC's total revenue:  Fees paid by us to PwC represent approximately 0.01% of PwC's total revenue.

  •
  PwC's policies and procedures that are designed to prevent conflicts of interest:  PwC has a Global Conflict of Interest Policy that prohibits PwC's consultants that provide services to the Committee from engaging in activities that would present a conflict of interest. Further, such consultants have represented to the Committee that they do not receive compensation from PwC which is dependent on the amount of fees we pay PwC for non-Committee-related services.

  •
  Business or personal relationships with Committee members:  PwC's consultants have represented to the Committee that they do not have any personal or business relationships with any member of the Committee.

  •
  PHH shares owned by PwC's consultants:  PwC's consultants have represented to the Committee that they do not directly own any of our shares.

  •
  Business or personal relationships between PwC or its consultants and our executives:  PwC has represented to the Committee that neither PwC nor PwC's consultants have any business or personal relationship with any of our executive officers.

  •
  Consultant's compensation for other services:  PwC's consultants have represented to the Committee that they do not receive compensation from PwC that is dependent upon the non-compensation related services PwC provides to us.

        PwC has also represented to the Committee that it has implemented the following additional safeguards to maintain the independence of its consultants that provide services to the Committee:

  •
  PwC's consultants that provide services to the Committee are not involved in the pursuit or performance of non-compensation-related services by PwC to us.

  •
  The remuneration of PwC's consultants that provide services to the Committee are not directly determined by the fact or amount of PwC's provision of non-compensation-related services to us.

        PwC has continued to provide executive compensation consulting services to the Committee during 2013. The Committee is currently evaluating proposals from PwC and certain other compensation consulting firms and, in connection with such evaluation, the Committee intends to further consider the independence of PwC and the independence of such other compensation consulting firms in accordance with new SEC and NYSE rules that go into effect July 1, 2013,

Compensation Process

        Executive Compensation Objectives.    The primary objective of our executive compensation policies, as overseen by the Committee, is to attract, retain and motivate qualified executive officers to manage our business in order to create sustainable profitable growth and underlying stockholder value creation within approved risk profiles. Our executive compensation policies are intended to facilitate the achievement of our short-term and long-term business strategies through aligning compensation with performance by:

  •
  aligning the interests of our executive officers with the interests of our stockholders through equity-based compensation;

  •
  rewarding executive performance through variable, at-risk compensation that is dependent upon meeting specified financial, operating, talent and other performance targets; and

  •
  providing base salaries and other compensation that are competitive and designed to attract and retain highly talented executives.

        The Committee exercises its judgment in determining each Named Executive Officer's total compensation and the allocation of compensation among the various components of compensation described below, including the relative mix between short-term and long-term compensation or cash and equity compensation. The Committee utilizes factors such as market data, shareholder alignment, and attraction and retention needs to guide in its decision-making. The Committee considers this to be a "best practice," such that the Committee has the flexibility to make compensation-related decisions that best attract, retain and motivate the right talent to drive shareholder value creation. The Committee utilizes a disciplined process in exercising its business judgment, consistent with our Total Rewards Philosophy, in determining total compensation based upon the following criteria:

  •
  our short-term and long-term strategic objectives, financial and other performance criteria, leadership behaviors, and individual MBOs;

  •
  the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

  •
  the overall economic environment and industry conditions;

  •
  unique circumstances impacting us and our executive officers; and

  •
  the recommendations of the Committee's executive compensation consultants.

        Based upon its analysis of these criteria, the Committee determines each component of executive compensation and aggregate compensation levels (as discussed below) for the Named Executive Officers, taking into consideration the total compensation relative to the Peer Group (as defined in "Benchmarking" below) and other market-competitive practice.

        Benchmarking.    The Committee believes that an understanding of market-competitive practices is a critical underpinning to making sound executive compensation decisions. The Committee utilizes a peer group of publicly-traded companies as a data point in determining market-competitive compensation practices. In 2012, the Committee conducted its regular review of the peer group with PwC's assistance. Based on this review, the Committee modified the peer group to make sure that it continues to be representative of the fact that we compete in both the mortgage and fleet management industries for customers and executive talent, as well as with outsourcing companies for executive talent.

        The Committee eliminated three organizations due to their (1) being subject to TARP's compensation restrictions (Flagstar) or (2) reporting substantial losses and being approximately 1/3 our size (Astoria Financial Corporation and MBIA). The Committee added four organizations, Corelogic, Genpact,

Nationstar Mortgage Holdings and Ocwen Financial, since they are representative of our operations. The new peer group is set forth below:

Alliance Data Systems Corp.	Avis Budget Group, Inc.	Corelogic, Inc.
Euronet Worldwide, Inc.	Fidelity National Information Services, Inc.	GATX Corp.
Genpact, Ltd.	Heartland Payment Systems, Inc.	Lender Processing Services, Inc.
MGIC Investment Corp.	Nationstar Mortgage Holdings	New York Community Bancorp, Inc.
Ocwen Financial	Radian Group, Inc.	Ryder System, Inc.
United Rentals, Inc.

        At the time the peer group was developed, our revenues were above the peer group median, and our assets were at least 3x the assets of the peer group companies. The Committee will continue to evaluate the peer group in 2013 for appropriateness with our business profile, market changes, and size.

        Recognizing that we compete in multiple industries, and many of the competitors in each of our business segments are divisions of much larger organizations, or are privately-held, the Committee also asked PwC to provide data from national compensation databases in order to assist in the compensation evaluation. The Committee is able to be flexible in making the right decisions to attract, retain and motivate executive talent, since it uses these multiple data sources for benchmarking executive compensation.

        The Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels, as well as shareholder dilution levels, for the peer group and from the survey data, including the median and percentile ranges for each compensation component, and in the aggregate, for comparison with that of our Named Executive Officers. The Committee further reviewed the realizable value of the equity grants in analyzing the effectiveness and relative pay-for-performance relationships of the executive compensation program. The Committee determined that for 2012, total executive compensation for our Named Executive Officers should incent them to achieve above-market performance by paying them commensurate with that performance. The Committee further determined that the total compensation opportunity, including realizable value, represents an appropriate relationship between executive rewards and shareholder value creation, especially given the focus on profitability in the MIP and share price appreciation in the long-term incentive grants. The Committee intends to utilize this compensation philosophy again in 2013 and may adjust target total compensation levels, as well as base salary, short-term and long-term incentives, of our executive officers based upon how they advance these factors and sustainable stockholder value creation. In 2012, the Committee reviewed tally sheets setting forth the total remuneration for our Named Executive Officers, as well as walk-away sheets, setting forth the amounts they would receive if they left our employ. The Committee will review these again in 2013 and use them to provide context for its compensation decisions.

2012 Executive Compensation Program Design

        Components of Executive Compensation.    The primary components of our executive compensation arrangements for our Named Executive Officers are base salaries, variable annual compensation programs and long-term incentive awards. Consistent with our pay-for-performance philosophy, the focus of our compensation program is on variable, performance-based pay, with the largest component representing long-term incentives. The implementation of our pay-for-performance philosophy results in a pay mix for both our CEO and our other Named Executive Officers that is more heavily weighted towards performance-based pay than our Peer Group.

PHH—CEO Pay Mix	Peer Group—CEO Pay Mix

PHH—Average of other NEOs Pay Mix	Peer Group—Average of other NEOs Pay Mix

        Base Salaries.    The Committee is responsible for approving and recommending to the full Board for final approval the base salary of our Chief Executive Officer and approving the base salaries of our other Named Executive Officers, which includes review and approval of annual adjustments, if warranted, to their base salaries. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive's position in order to attract and retain executive talent.

        Only one Named Executive Officer (George Kilroy) was employed in the same position in 2011 and 2012. Base salary increases represented relative market-competitive positioning, experience, tenure, performance and contributions to our success in 2011. Mr. Messina received an increase in 2012 reflective of his promotion to Chief Executive Officer, in the context of market-competitive compensation levels for comparable CEOs. Richard Bradfield received base salary increases reflecting his promotion and relative market positioning. Robert Crowl and David Tucker were hired in 2012. The following table sets forth the

2012 base salary increases, if any, and the 2011 and 2012 annualized base salaries for our Named Executive Officers:

Name	Title	2011 Annualized Base Salary as of 12/31/11	2012 Annualized Base Salary as of 12/31/12	Percent Increase
Glen A. Messina(1)	President and Chief Executive Officer	$700,000	$800,000	14.3%
Jerome J. Selitto(2)	Former President and Chief Executive Officer	$840,000	N/A	N/A
Robert B. Crowl(3)	Executive Vice President and Chief Financial Officer	N/A	$400,000	N/A
David E. Tucker(4)	Executive Vice President, Mortgage	N/A	$560,000	N/A
George J. Kilroy	Executive Vice President, Fleet	$472,500	$479,588	1.5%
Richard J. Bradfield(5)	Senior Vice President and Treasurer	$285,000	$330,000	15.8%

(1)
Hired as Chief Operating Officer on July 13, 2011 with a base salary of $700,000. Salary increased from $700,000 to $800,000 on January 3, 2012 when he was appointed President and Chief Executive Officer.

(2)
Employment terminated on January 3, 2012.

(3)
Hired as Executive Vice President and Chief Financial Officer on April 26, 2012.

(4)
Hired as Executive Vice President, Mortgage and President, PHH Mortgage on May 21, 2012.

(5)
Salary increased from $285,000 to $300,000 on March 13, 2012 as a result of a promotion that expanded his accountabilities from SVP Capital Markets of PHH Mortgage to SVP and Treasurer of PHH Corporation. Salary further increased from $300,000 to $330,000 on September 8, 2012 in recognition of market competitive levels and strong performance since taking over the Treasurer role.

        Variable Annual Cash Compensation Programs.    In 2012, our Named Executive Officers, other executive officers, and certain other employees were eligible for additional cash compensation through participation in our annual cash-based Management Incentive Plan ("MIP"), which is a subplan of our 2005 Equity and Incentive Plan. Under the MIP, each participant was eligible for a target payout based on our achieving target performance objectives, and the employee achieving all or a portion of his or her individual MBOs. Performance above or below the target performance goals would increase or decrease executives' payout eligibility. Failure to achieve all the MBOs also could reduce an executive's payout eligibility.

        The Committee considered the operating performance in 2011, and the significant challenges due to economic and business difficulties in 2012. Performance goals and payout opportunities were aligned with shareholder value creation, so that merely achieving the business plan would be reflected in lower incentive payouts for MIP participants; above business plan performance was necessary for participants to receive target incentive levels. In addition, we added performance metrics to focus participants on the need to generate cash flow and be efficient in the use of shareholder capital. In order to focus participants on critical activities and objectives, and to tie payouts more closely to performance which they can control, thereby increasing the effectiveness of the MIP, the Mortgage and Fleet Business Segments each had their own objectives, with Corporate employees (such as the Chief Executive Officer and Chief Financial Officer) evaluated based on our overall results. The MIP also included a key feature—each Business Segment had to achieve its Threshold Adjusted Cash Flow goal or there would be no payouts for any participant in the Business Segment. Similarly, we had to achieve our overall Threshold Adjusted Cash Flow goal for any corporate participants to be eligible for payouts under the MIP.

        For 2012, MIP participants may receive a maximum cash payment equal to such participant's target award amount multiplied by the maximum payout percentage set forth in the following tables, as applicable, based upon the level of achievement of the Adjusted Cash Flow, Core Earnings (Pre-tax) Per Diluted Share and Pre-tax Core ROE metrics determined on either a consolidated or segment basis, as applicable, and as certified by the Committee, multiplied by the respective weighting of the metric.

PHH Corporation 2012 MIP Performance Goals

	Consolidated Adjusted Cash Flow		Consolidated Core Earnings (Pre-tax) Per Diluted Share		Consolidated Pre-tax Core ROE
Achievement levels against Performance Goals	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage
Maximum	$452 million or more	150%	$9.83 or more	150%	37.5% or more	150%
Target	$301 million	100%	$6.55	100%	25.0%	100%
Threshold	$286 million	95%	$2.27	35%	8.7%	35%
Not Meeting Threshold	Less than $286 million	0%	Less than $2.27	0%	Less than 8.7%	0%

Combined Mortgage Segment 2012 MIP Performance Goals

	Segment Adjusted Cash Flow		Segment Core Earnings (Pre-tax) Per Diluted Share		Segment Pre-tax Core ROE
Achievement levels against Performance Goals	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage
Maximum	$260 million	150%	$6.92	150%	37.5%	150%
Target	$173 million	100%	$4.61	100%	25.0%	100%
Threshold	$164 million	95%	$0.91	20%	4.9%	20%
Not Meeting Threshold	Less than $164 million	0%	Less than $0.91	0%	Less than 4.9%	0%

Fleet Segment 2012 MIP Performance Goals

	Segment Adjusted Cash Flow		Segment Core Earnings (Pre-tax) Per Diluted Share		Segment Pre-tax Core ROE
Achievement levels against Performance Goals	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage	Performance Goal	Maximum Payout Percentage
Maximum	$192 million	150%	$2.90	150%	37.5%	150%
Target	$128 million	100%	$1.93	100%	25.0%	100%
Threshold	$122 million	95%	$1.38	72%	17.8%	71%
Not Meeting Threshold	Less than $122 million	0%	Less than $1.38	0%	Less than 17.8%	0%

        The Committee implemented one additional key performance criterion to ensure the sustainability of our results before paying out under the MIP. All MIP payouts were further contingent upon the Board's approval of a business plan for 2013 which is based on our having sufficient liquidity to execute on our objectives for 2013.

        The Adjusted Cash Flow metric is based on either Consolidated Adjusted Cash Flow or Segment Adjusted Cash Flow, as applicable. Consolidated Adjusted Cash Flow is defined as free cash flow calculated as follows: the total change in our cash and cash equivalents from the beginning to the end of the performance period, adjusted as follows: (a) subtract net cash proceeds received by us from the sale of equity or equity instruments, (b) add cash paid by us for options and other derivative securities, (c) add cash paid by us for principal payments on unsecured borrowings, and (d) subtract proceeds received by us from unsecured borrowings. Segment Adjusted Cash Flow is defined as segment free cash flow calculated as follows: the total change in cash and cash equivalents from the beginning to the end of the performance period for either our fleet segment or combined mortgage segment, as applicable, adjusted as follows: (a) add cash paid by such segment during the year for principal payments on intercompany borrowings and (b) subtract proceeds received by such segment during the year from intercompany borrowings.

        The Core Earnings (Pre-Tax) Per Diluted Share metric is based on "Core Earnings (Pre-tax)" (defined as pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments, as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage service rights) divided by our fully diluted weighted-average common shares outstanding during the performance period.

        The Pre-tax Core ROE metric is based on Core Earnings (Pre-tax), as described above determined on either a consolidated or segment basis, as applicable, divided by "Adjusted Average Book Equity" determined on either a consolidated or segment basis, as applicable. Consolidated Adjusted Average Book Equity is based on an average of Total PHH Corporation stockholder's equity as of each of September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, adjusted for the equity impact of unrealized changes in the fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments and realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights that are recorded during the performance period. The adjustment to average Total PHH Corporation stockholders' equity will be calculated as follows: average Total PHH Corporation stockholders' equity plus or minus the after-tax impact (based upon a 41% effective tax rate) of unrealized changes in the fair value of mortgage servicing rights.

        To calculate Segment Adjusted Average Book Equity and Segment Pre-tax Core ROE for each of our fleet and combined mortgage segments, segment equity as of each of September 30, 2011 and December 31, 2011 is based on the actual segment equity determined for those quarters under the methodology we generally use for determining segment equity, and segment equity for calendar quarters in 2012 is based on segment equity as of January 1, 2012, adjusted on a dollar-for-dollar basis based on the actual changes in each segment's equity determined in accordance with U.S. generally accepted accounting principles and adjusted for the equity impact of unrealized changes in fair value of mortgage servicing rights that are recorded during the performance period, to the extent applicable. The adjustment to the above segment equity amounts will be calculated as follows: the segment equity amounts determined above plus or minus the after-tax impact (based upon a 41% effective tax rate) of unrealized changes in the fair value of mortgage servicing rights, as applicable.

        In order to tie a greater percentage of each executive officer's compensation to the achievement of our annual performance objective, our executive officers' target award amounts as a percentage of their base salaries were based on each such executive officer's duties and responsibilities, with greater target payouts as a percentage of base salary for executive officers with greater duties and responsibilities.

        The Committee set the performance and payout targets under the 2012 MIP at levels that were consistent with our business plan and that were considered to be challenging based on historical performance as well as industry and market conditions. In our Mortgage business, we were facing a declining volume and margin environment for mortgage production. Our Fleet business was challenged by the economic conditions affecting our clients and their spend on our services. Our performance exceeded our Business Plan and Target performance measures except for Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE, resulting in the following overall payout levels:

  •
  Mortgage business unit: 113.2% of Target

  •
  Fleet business unit: 120.2% of Target

  •
  Corporate: 116% of Target

		Mortgage				Fleet				Consolidated
Financial Metric	Weight	Threshold	Target	Actual	% of Target	Threshold	Target	Actual	% of Target	Threshold	Target	Actual	% of Target
Adjusted Cash Flow ($M)	60%	$164	$173	$249	144.1%	$122	$128	$341	150.0%	$286	$301	$563	150.0%
Core-Earnings (Pre-tax) Per Diluted Share	20%	$0.91	$4.61	$2.96	64.2%	$1.38	$1.93	$1.41	73.0%	$2.27	$6.55	$4.15	63.3%
Pre-Tax Core ROE	20%	4.9%	25.0%	17.4%	69.5%	17.8%	25.0%	19.5%	78.1%	8.7%	25.0%	16.6%	66.4%

Weighted Total	100%				113.2%				120.2%				116.0%

        Individuals also had to meet individual MBOs that were set based on the critical responsibilities for each position, and their need to drive overall shareholder value creation. Each Named Executive Officer had MBOs that were focused on financial, operational excellence (including risk) and leadership (including talent) objectives, reflecting the view of the Committee that these areas are critical to sustainable shareholder value creation. More specifically, each Named Executive Officer had the following weight attached to their MBOs: Financial (25%); Operational Excellence (50%) and Core Leadership (25%). Within these categories, Named Executive Officers are rated on a 3 point scale: Did Not Meet, Met and Exceeds. The MBO review process was disciplined and rigorous. The process began with each individual preparing a self-assessment of his or her performance against their respective MBOs. Individuals' managers, our Human Resources personnel, and then our current Chief Executive Officer reviewed those assessments, and developed recommendations for relative MBO performance. Our Chief Executive Officer presented those recommendations for the individuals that are members of our Management Operating Committee and were eligible for payouts, including the Named Executive Officers, to the Committee, which determined their final relative performance against their MBOs.

        The Committee then reviewed the leadership and other activities of the executives to ensure that their performance demonstrated good leadership behaviors, and further adjusted payouts where appropriate. The MBOs are designed to focus participants on driving our success through financial, operational excellence, and leadership objectives. Consistent with that design, the Committee recognized our strong performance in 2012 with MBO achievement assessments that generally were at or above 100% achievement. The Committee approved MBO recommendations for the Management Operating Committee that ranged from 97% of targeted achievement to 137% of targeted achievement. Our current Chief Executive Officer approved the final relative performance for all other MIP participants.

        The Committee reviewed our current Chief Executive Officer's self-assessment, and the Board's and investors' and other stakeholders' perspectives on his performance, our overall performance, and the Chief Executive Officer's leadership in driving our performance. The Committee determined that our current Chief Executive Officer demonstrated outstanding leadership in managing through the challenges we faced in 2012 and recommended an MBO achievement level for our current Chief Executive Officer of 115% of targeted achievement. The full Board agreed with and approved the Committee's recommendation.

        The actual 2012 MIP payout amounts approved for each Named Executive Officer are set forth in the Table below:

Name	Position	2012 Annualized Base Salary as of 12/31/12	2012 MIP Target Award Amount	2012 MIP Opportunity Range(4)			Actual 2012 MIP Approved Payout
Glen A. Messina(1)	President and Chief Executive Officer	$800,000	$1,200,000	$852,000	to	$1,800,000	$1,391,400
Jerome J. Selitto	Former President and Chief Executive Officer	N/A	N/A	N/A	to	N/A	$0
Robert B. Crowl(2)	Executive Vice President and Chief Financial Officer	$400,000	$273,973	$194,521	to	$410,960	$308,141
David E. Tucker(3)	Executive Vice President, Mortgage	$560,000	$431,507	$286,952	to	$647,261	$491,497
George J. Kilroy	Executive Vice President, Fleet	$479,588	$472,500	$387,214	to	$708,750	$562,960
Richard J. Bradfield	Senior Vice President and Treasurer	$330,000	$225,000	$159,750	to	$337,500	$260,888

(1)
Mr. Messina was appointed President and Chief Executive Officer on January 3, 2012.

(2)
Mr. Crowl was hired effective April 26, 2012 as Executive Vice President and Chief Financial Officer. His employment offer indicated that his 2012 MIP target of $400,000 would be prorated based on his employment start date.

(3)
Mr. Tucker was hired effective May 21, 2012 as Executive Vice President Mortgage and President, PHH Mortgage. His employment offer indicated that his 2012 MIP target of $700,000 would be prorated based on his employment start date and that a payout of $350,000 of his 2012 MIP award was guaranteed.

(4)
Range shown is reflective of Threshold performance and Maximum performance against respective MIP Performance Leverage Table for respective organizational segment (PHH, Mortgage or Fleet).

        For 2012 MIP participants whose approved MBO achievement level exceeded 100%, the Committee awarded discretionary cash bonuses reflecting such MBO achievement in addition to such participants' 2012 MIP approved payouts. For the Named Executive Officers, these discretionary cash bonuses are included in the Bonus column of the Summary Compensation Table below and were $208,600, $181,853, $19,873 and $55,067 for Messrs. Messina, Tucker, Kilroy and Bradfield, respectively.

        The Committee recognized that by exercising its judgment to reward performance that exceeded expectations, the Company may lose the tax deductability under Internal Revenue Code Section 162(m) of payments to Named Executive Officers that exceed $1 million. The Committee believes in paying for performance, and that our 2012 performance in the financial, operational, and capital markets areas, demonstrates that certain Named Executive Officers exceeded their objectives, and that the additional discretionary bonus amounts disclosed on the Summary Compensation Table are consistent with paying for performance.

        Long-Term Incentive Awards.    The Committee administers the 2005 Equity and Incentive Plan, which provides for equity-based awards, including RSUs and options to purchase our common stock ("Stock Options"). The Committee considers equity-based awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity-based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Committee upon consultation with our management and the Committee's compensation consultant.

        The Committee approved a long-term incentive plan grant in September 2012 (the "September 2012 LTIP Grant") to a limited group of employees who are expected to lead us in creating shareholder value, in order to continue to align them with long-term shareholder interests. The September 2012 LTIP Grant was designed specifically to provide incentives to a limited group of individuals who have the greatest influence over long-term shareholder value creation, including Company profitability and share price appreciation. In particular, the program provides grants levels that are targeted at the 75th percentile of the market peer group for comparable roles for the applicable executive. These awards will only deliver the targeted value to the Named Executive Officers if targeted PHH stock price appreciation occurs within the defined vesting periods and other conditions are met. Failure to reach these levels of stock price appreciation would result in the complete loss of all value in some of the awards. Moreover, in determining award levels the Committee also factored in the executives' total compensation level to ensure that we remain within market-competitive total compensation levels. The elements of the September 2012 LTIP Grant to the Named Executive Officers include:

Plan Element	Linkage to Shareholder Value Creation
Stock Options

Stock options granted as part of the September 2012 LTIP Grant are time vested and have an exercise price of $20.30, which was our share price on the date of grant. They vest on September 27, 2015 subject to provisions of the plan agreement including remaining continuously employed with the Company through the vesting date. They provide value to the executives when the share price rises, directly aligning executives with shareholder perspectives. The amount of value provided directly correlates to the amount of share price increase.

Performance-Based Restricted Stock Units ("PRSUs")

The PRSUs granted as part of the September 2012 LTIP Grant will vest only if we achieve specified share price targets in the three months at the end of the three-year vesting period. If our share price averages at least $30 during that three-month period, 100% of the PRSUs will vest. If our share price averages less than $30 and at least $25 during that time, 33% of the PRSUs will vest. This market condition balances the operational and profitability goals of the MIP, and ensures that Named Executive Officers understand the impact of their decisions on shareholder interests.

Three year cliff-vesting

Unless an accelerated vesting trigger has occurred as described below, both the Stock Options and the PRSUs granted as part of the September 2012 LTIP Grant vest after three years, so that long-term performance is required before executives receive awards and retention of key employees is enhanced.

Accelerated vesting triggers	If a Change in Control occurs during the performance period, the PRSU grants will become vested as specificied in the chart below:
	Date of Change in Control	Percent Vested
	Before January 1, 2013	0%
	On or after January 1, 2013, but before January 1, 2014	25%
	On or after January 1, 2014, but before January 1, 2015	50%
	January 1, 2015 or thereafter	100%

For Stock Options, if a Change in Control occurs, the executive will vest in a prorated portion of the award based on the number of days from the grant date through the Change in Control date. The acquiring company also has the ability to replace the Stock Option awards with awards of the acquiring company.

Plan Element	Linkage to Shareholder Value Creation
	If the executive's employment is terminated without cause, the Stock Option grants will become vested as specified in the chart below:
	Date of Termination of Employment Without Cause	Percent Vested
	Before January 1, 2013	0%
	On or after January 1, 2013, but before January 1, 2014	25%
	On or after January 1, 2014, but before September 26, 2015	50%
	September 27, 2015	100%
	If the executive's employment is terminated without cause, the PRSU grants will become vested as specified in the chart below:
	Date of Termination of Employment Without Cause	Percent Vested
	Before January 1, 2013	0%
	On or after January 1, 2013, but before January 1, 2014	25%
	On or after January 1, 2014, but before September 26, 2015	50%
	September 26, 2015	100%
Share ownership guidelines

September 2012 LTIP Grant recipients that are members of our Management Operating Committee are required to hold a specified amount of our common stock and are not permitted to sell any shares of our common stock acquired under the September 2012 LTIP Grant or any subsequent equity-based grants (except to pay taxes upon vesting or exercise). The ownership guidelines are as follows:

	• CEO—5x base salary
	• CFO and Business Unit Presidents—3x base salary
	• Other Senior Executives—2x base salary
	• Other equity-based grant recipients—1x base salary
Restrictive Covenant Agreements

Recipients of the September 2012 LTIP Grant were required to have previously signed a restrictive covenant agreement, or if not, to sign a restrictive covenant agreement, or forfeit their September 2012 LTIP Grant. The restrictive covenant agreements prohibit the executives from engaging in certain competitive activities during the term of their employment with us and for one to two years following employment termination. All of the September 2012 LTIP grant recipients signed and are subject to the restrictive covenants.

Plan Element	Linkage to Shareholder Value Creation
Claw-Back Provisions

Long-term incentive grants are subject to "claw back" provisions which state that any unvested award shall be forfeited and shares issued shall be returned if it is determined that the recipient violates non-competition, non-solicitation, non-disclosure, or other restrictive covenant agreements, is terminated for cause, or engages in conduct which materially harms us, such as financial or reputational harm, provides materially inaccurate information related to our financial statements, creates excessive risk or allows it to be created, violates our Code of Conduct, or is under investigation for a regulatory matter due to gross negligence or willful misconduct in the performance of the recipient's duties.

        The following Named Executive Officers were recipients of September 2012 LTIP Grant awards. The September 2012 LTIP Grant levels, which were based on each individual's prior performance and expected future contribution to our success, and market-competitive practice, are detailed below:

Name	Title	2012 Annualized Base Salary as of 12/31/12	Number of PRSUs Granted as part of September 2012 LTIP Grants	Number of Stock Options Granted as part of September 2012 LTIP Grants	Total Grant Date Fair Value of September 2012 LTIP Grants	September 2012 LTIP Grant Date Fair Value as a Percent of Annualized Base Salary
Glen A. Messina	President and Chief Executive Officer	$800,000	73,891	145,772	$2,185,702	273%
Jerome J. Selitto	Former President and Chief Executive Officer	N/A	N/A	N/A	N/A	N/A
Robert B. Crowl	Executive Vice Present and Chief Financial Officer	$400,000	12,807	25,267	$378,846	95%
David E. Tucker	Executive Vice President, Mortgage	$560,000	22,068	43,537	$652,787	117%
George J. Kilroy	Executive Vice President, Fleet	$479,588	17,718	34,955	$524,110	109%
Richard J. Bradfield	Senior Vice President and Treasurer	$330,000	12,598	24,854	$372,657	113%

2013 Executive Compensation Decision-making

        In 2013, we have continued to focus our executive compensation program on our overall business strategy, sustainable business performance, and shareholder value creation. Our executive compensation program is pay-for-performance oriented, with the expectation that this will drive success and create value. Success will continue to be determined by operating and individual performance, including the right leadership behaviors.

        2013 Management Incentive Plan.    We evaluated our expected operating, business and economic environment for 2013, and determined that our MIP should be modified to continue its focus on our key business objectives. In order to enhance the focus on operating efficiencies and performance, the weighting of the Adjusted Cash Flow performance measures was reduced from 60% to 50%, and the weightings of the Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE measures were increased to 25% each. The 2013 MIP provides all participants, including Named Executive Officers, with the opportunity to receive payouts if we meet our performance goals. Similar to the 2012 MIP, reflecting the importance of cash flow generation, no payouts under the 2013 MIP will be made if our Adjusted Cash Flow is not at least equal to the Threshold level of performance; similarly, no payouts will be made if we do not meet the net worth covenants in our borrowing arrangements. The pay-for-performance nature of the 2013 MIP is further enhanced by the continued use of individual MBOs, so that payouts may be adjusted based on relative performance against an individual's MBOs (including exhibiting the right leadership behaviors). We have continued to structure the 2013 MIP awards for business unit employees (other than our business unit Presidents) on business unit, rather than company-wide, performance. This business unit focus is intended to drive each participant to maximize the performance of his or her own business unit, and the performance which he or she controls. We believe that this is the best way to drive performance in the business units. For our business unit Presidents, we have structured their 2013 MIP awards to take into account both business unit and company-wide performance.

        Establishment of 2013 MIP Performance Goals.    The Committee approved the performance goals for awards made under the 2013 MIP. The performance period under the 2013 MIP is January 1, 2013 through December 31, 2013. The performance goals for awards granted under the 2013 MIP are based on three separate metrics: (1) "Adjusted Cash Flow," (2) "Core Earnings (Pre-Tax) Per Diluted Share," and (3) "Pre-tax Core ROE," which will be weighted 50%, 25%, and 25%, respectively, in determining the amount of awards to be paid at the conclusion of the performance period. The metrics for each particular award are conditioned on our performance as a whole, the performance of our Fleet segment, or the performance of our consolidated Mortgage segments, as applicable, based on the grant recipient's primary responsibilities.

PHH Corporation 2013 MIP Performance Goals

	Consolidated Adjusted Cash Flow	Consolidated Core Earnings (Pre-tax) Per Diluted Share	Consolidated Pre-tax Core ROE
Achievement levels against Performance Goals	Maximum Payout Percentage	Maximum Payout Percentage	Maximum Payout Percentage
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	90%	49%	49%
Not Meeting Threshold	0%	0%	0%

Combined Mortgage Segment 2013 MIP Performance Goals

	Segment Adjusted Cash Flow	Segment Core Earnings (Pre-tax) Per Diluted Share	Segment Pre-tax Core ROE
Achievement levels against Performance Goals	Maximum Payout Percentage	Maximum Payout Percentage	Maximum Payout Percentage
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	90%	45%	45%
Not Meeting Threshold	0%	0%	0%

Fleet Segment 2013 MIP Performance Goals

	Segment Adjusted Cash Flow	Segment Core Earnings (Pre-tax) Per Diluted Share	Segment Pre-tax Core ROE
Achievement levels against Performance Goals	Maximum Payout Percentage	Maximum Payout Percentage	Maximum Payout Percentage
Maximum	150%	150%	150%
Target	100%	100%	100%
Threshold	90%	75%	75%
Not Meeting Threshold	0%	0%	0%

        In addition to meeting the financial objectives, additional "gates" have been established. These performance gates must be achieved in order for there to be payouts under the 2013 MIP. The 2013 MIP gates are:

  1.
  Minimum Adjusted Cash Flow generation for each business unit (similar to the 2012 MIP design).

  2.
  Approval of a 2014 Business Plan with adequate available liquidity resources to meet 2014 business needs (similar to the 2012 MIP design).

  3.
  Compliance with minimum net worth covenants in our borrowing arrangements.

        Payments under the 2013 MIP will only be made following certification by the Committee that the performance goals and gates have been met. The maximum payout percentage for a level of achievement of any metric above the "Threshold" level and between the "Target" and "Maximum" levels set forth in the tables above will be determined based on straight-line interpolation. The Committee set the performance goals to be "stretch" goals at the Target level, in addition to the gates that must be met. The Committee may exercise judgment to reduce actual payouts. Similar to 2012, MBOs are set for all executives.

2013 Long-Term Incentive Awards

        Consistent with the key award features described earlier in the "September 2012 LTIP Grant" and pursuant to the 2005 Equity and Incentive Plan, which provides for equity-based awards, including RSUs and Stock Options, the Committee approved a long-term incentive plan grant in March 2013 (the "March 2013 LTIP Grant") which was granted to a limited group of employees who are expected to lead us in creating shareholder value in order to continue to align them with long-term shareholder interests. The March 2013 LTIP Grant was designed to provide equity incentives to a limited group of individuals who have the greatest influence over long-term shareholder value creation, including Company profitability and share price appreciation. In particular, the program provides grants levels that are targeted at the 75th percentile of the market peer group for comparable roles for the applicable executive. These awards to the Named Executive Officers will only deliver the targeted value if targeted PHH stock price appreciation occurs within the defined vesting periods and other conditions are met. Failure to reach these levels of stock price appreciation would result in the complete loss of all value in some of the awards. Moreover, in determining award levels, the Committee also factored in the executive's total compensation level to ensure that we remain within market-competitive total compensation levels.

Compensation of Our Current Chief Executive Officer

        On January 3, 2012, Mr. Messina was promoted from Chief Operating Officer to President and Chief Executive Officer. In connection with his promotion, Mr. Messina received certain promotional considerations that were intended to recognize his new duties, as well as further align him with shareholder interests and incent him to drive shareholder value creation over the long-term, as follows. The guiding principles behind this compensation are intended to provide Mr. Messina with rewards commensurate with enterprise value creation, operational and financial improvements, and share price appreciation.

  •
  Base salary increase to $800,000 from $700,000.

  •
  Increase in MIP Target annual incentive opportunity to 150% of Base Salary from 125% of Base Salary.

  •
  203,937 PRSUs that vest February 19, 2015, only if share price targets are achieved and subject to Mr. Messina's continued employment with us. Each PRSU represents a contingent right to receive one share of our common stock upon vesting. The PRSUs will vest on February 19, 2015, if the average of our common stock price for the 90-day period prior to and including February 19, 2015, equals or exceeds $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. One-third of the PRSUs will vest on February 19, 2015, if the average of our common stock price for the 90-day period prior to and including February 19, 2015, equals or exceeds $25.00 per share and is less than $30.00 per share, subject to equitable adjustment upon the occurrence of certain events. None of the PRSUs will vest if the average of our common stock price for the 90-day period prior to and including February 19, 2015, is less than $25.00 per share, subject to equitable adjustment upon the occurrence of certain events.

  •
  400,000 stock options that cliff-vest on February 19, 2015, subject to Mr. Messina's continued employment with us.

Other Named Executive Officer New Hires

        On April 26, 2012, we hired Robert Crowl to be our Chief Financial Officer. Mr. Crowl was provided a 2012 annualized base salary of $400,000, and a Target 2012 MIP opportunity of $273,973, prorated based on his start date. Mr. Crowl also received a sign-on grant of 12,239 PRSUs, with the same vesting and share price targets as Mr. Messina's February 2012 PRSU grant, and 24,213 stock options with three-year cliff vesting. Mr. Crowl also received a grant of 1,900 RSUs, which represents a 1:1 matching grant for his open market purchases of our stock. These matching RSUs will vest after one year, subject to continued employment with us.

        On May 21, 2012, we hired David Tucker to be Executive Vice President, Mortgage and President of our Mortgage Business Segment. Mr. Tucker was provided a 2012 annualized base salary of $560,000, and a Target 2012 MIP opportunity of $431,507, prorated based on his start date. Mr. Tucker also received a sign-on grant of 76,499 PRSUs, with the same vesting and share price targets as Mr. Messina's February 2012 PRSU grant, and a grant of 151,331 stock options, with three-year cliff vesting. Mr. Tucker also received a grant of 10,000 RSUs, which represents a 1:1 matching grant for his open market purchases of our stock. These matching RSUs will vest after one year, subject to continued employment with us, and was the maximum matching grant permitted under his offer.

        The long-term incentive grants to Messrs. Crowl and Tucker are consistent with those provided to our Chief Executive Officer, and ensure that we receive long-term shareholder value creation before they provide rewards to the executives.

Retirement Benefits

        Mr. Kilroy and Mr. Bradfield participate in the PHH Corporation Pension Plan, which is a defined benefit pension plan that was available to all of our employees prior to 2005. The benefits payable under the PHH Corporation Pension Plan have been frozen for Mr. Kilroy and Mr. Bradfield as well as the other plan participants. See "—Pension Benefits" below for more information regarding benefits available to Mr. Kilroy and Mr. Bradfield under this plan. In addition, all of our Named Executive Officers are eligible to participate in the PHH Corporation Employee Savings Plan (the "PHH Savings Plan") on the same basis as other employees during the term of their employment. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions based on a portion of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. The matching contribution percentage under the PHH Savings Plan is 4% of the employee's compensation contributed to the PHH Savings Plan up to the statutory limit. See "All Other Compensation" in Footnote 6 under "—Summary Compensation Table" for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

Perquisites and Other Compensation

        We provide only two perquisites to our Named Executive Officers. Our Named Executive Officers generally are provided with or have use of company vehicles. Also, incumbent Named Executive Officers continue to receive financial planning services, but they are not being provided to newly-hired executives. We do not provide tax reimbursements on the foregoing perquisites. Considering our fleet management business, the provision of vehicles to our Named Executive Officers is considered an appropriate perquisite. The Committee reviews the appropriateness of perquisites each year, and will do so again in 2013. Each of our Named Executive Officers also is entitled to participate in various employee benefit plans available generally to all employees on a non-discriminatory basis.

Change in Control and Other Severance Arrangements

        In 2012, we modified our executive severance program to provide consistency with market practice and to protect shareholders through the use of restrictive covenants. The executive severance program now has the following elements:

  •
  In the event of a termination without cause, a participant in the Tier I Severance Program is entitled to receive severance benefits as described below, provided a general release agreement is executed.

  •
  Certain members of the executive leadership team, including Named Executive Officers and certain Management Operating Committee members, as well as other key employees, are eligible to participate in the Tier I Severance Program, depending upon whether they were required to execute restrictive covenants that included non-competition provisions as a condition of participating in the long term incentive program.

  •
  Severance benefits under the Tier I Severance Program include salary continuation for either one or two years which runs concurrent with the duration of the non-compete and non-solicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and reimbursement for the cost of COBRA coverage during the duration of the restrictive covenants.

        We also maintain a general severance program for senior level executives and other employees. In 2013, we modified our general severance plan to state that if a Senior Vice President is terminated without cause after one year of service (vs. within 6 months), he or she would receive 26 weeks of salary, and that if the individual is terminated without cause before completing one year of service, he or she is eligible for 16 weeks of salary, rather than 26 weeks. The executive is required to execute confidentiality and non-solicitation agreements, and to provide a general release of all claims, in order to receive the benefits.

        Under the 2005 Equity and Incentive Plan, unvested equity-based awards generally will become fully and immediately vested and, in the case of stock options, exercisable, upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan). See below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

        We entered into a separation agreement with Mr. Selitto following his termination without cause on January 3, 2012. In exchange for a general release of claims and a non-compete period of 24 months, beginning on the date of his termination, Mr. Selitto received the following severance benefits: (a) 12 months of salary continuation at $840,000; (b) Reimbursement of COBRA payment premiums from date of separation until the earlier of the date he eligible for coverage under a new group health plan or January 31, 2013. We reimbursed Mr. Selitto for $15,873 of COBRA benefits; (c) The opportunity to continue to vest in nonqualified stock options provided on October 26, 2009 as if Mr. Selitto remained employed through October 26, 2012; and (d) Transfer of title to his company provided car. Mr. Selitto purchased his vehicle at fair market value of $33,810. See also "Potential Payments Upon Termination of Employment or Change in Control—Potential Payments and Benefits—Severance" below for additional information.

Deductibility of Executive Compensation

        In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of $1 million in any year may be restricted. The Committee believes that it is in the best interests of our stockholders to provide tax-deductible compensation when consistent with meeting our key strategic and operational goals and objectives and paying for performance. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Committee may approve compensation to executive officers that may exceed the limits of deductibility imposed by Section 162(m). The 2012 and 2013 Management Incentive Plans were specifically designed, approved and implemented for favorable tax treatment under Section 162(m). The Committee retains the ability to exercise its judgment to make awards that it believes are in the best interests of shareholders, even if those awards do not result in favorable tax treatment, as it did for certain awards in 2013 where the Committee exercised that judgment to reward outstanding performance by certain Named Executive Officers as described in the Summary Compensation Table.

Compensation Risk Assessment

        Our management, with the assistance of the Human Capital and Compensation Committee's compensation consultant, conducted a risk assessment of our compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on us. The risk assessment determined that our compensation programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on us. While risk-taking is a necessary part of profitable growth, the Human Capital and Compensation Committee has focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management decisions that could pose long-term risks to us, as follows:

  •
  Limits on MIP awards.  MIP awards are capped at 150% of an executive's target award to protect against disproportionately large short-term incentives, and the Human Capital and Compensation Committee has discretion in determining reductions in the size of MIP awards based on those factors it deems appropriate, including whether an executive has caused us to incur unnecessary or excessive risk. (Performance below the Threshold performance level does not result in payouts.) The MIP also has "gates" related to cash flow and other key business needs to ensure that payouts are not made unless we provide sustainable performance. Further, senior executive officers have specific risk components embedded in their MBOs.

  •
  Use of Long-Term Incentive Compensation.  Equity-based long-term incentive compensation that vests over a period of years, including awards with performance objectives, is a component of senior executive compensation. This vesting period encourages our executives to focus on sustaining our long-term performance. All equity grants have multi-year cliff vesting (with the exception of matching RSU grants), to ensure a focus on sustainable performance.

  •
  Multi-Level Review and Oversight.  We have multi-level review and oversight of our business operations and compensation processes in order to mitigate the possibility of employees receiving rewards for engaging in short-term, unsustainable performance decisions.

        We have other compensation risk governance practices in place as well. Our Chief Risk Officer is responsible for understanding the risks posed by our operations and processes, including our compensation programs. The Chief Risk Officer's and Chief Ethics and Compliance Officer's input also are expressly solicited by the Committee in the design phase when changes to our compensation programs are being considered. They provide analyses of the fraud and other risks and mitigating factors to the Committee in connection with all compensation program changes. The Board's compensation risk governance includes the Human Capital and Compensation Committee consulting with the Board's Audit Committee and Finance and Risk Management Committee around compensation and risk. The Finance and Risk Management Committee reviews the risk factors each year, and reviews program changes for these factors, consistent with its Charter.

        In sum, our compensation programs are structured so that a considerable amount of compensation of our executives is tied to our long-term health, which encourages risk oversight. We believe our compensation programs avoid the type of disproportionately large short-term incentives that could encourage executives and other employees to take risks that may not be in our long-term interests, include risk management in the individual objectives of executives and other key employees to align them with incentive payouts, and provide incentives to manage for long-term performance. The Human Capital and Compensation Committee believe this combination of factors encourages our executives and other employees to manage our businesses in a prudent manner.

Compensation Committee Interlocks and Insider Participation

        The Human Capital and Compensation Committee is currently comprised of Messrs. Loren (Chair) and Pizzi and Ms. Reif. Mr. Pizzi was appointed to the Human Capital and Compensation Committee on January 26, 2012. The Human Capital and Compensation Committee consists entirely of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, "non-employee directors" under SEC Rule 16b-3, and "independent" directors as affirmatively determined by the Board pursuant to the NYSE Listing Standards and our categorical Independence Standards. The current members of the Human Capital and Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth above under "Compensation Committee Report." None of the individuals that served on the Human Capital and Compensation Committee during 2012 and none of the current members of the Human Capital and Compensation Committee are former officers or employees of the Company.

 SUMMARY COMPENSATION TABLE

        The information below sets forth the compensation awarded to, earned by or paid to our "Named Executive Officers" as defined in Item 402 of Regulation S-K (collectively referred to as our "Named Executive Officers"). The form and amount of the compensation awarded to, earned by or paid to our Named Executive Officers for the year ended December 31, 2012, was determined by the Human Capital and Compensation Committee of our Board. The amounts included in the "Stock Awards," "Option Awards" and "Total" columns reflect the aggregate grant date fair value of equity-based compensation awards made during a given year in accordance with SEC rules, as opposed to the amount of equity-based compensation expense recognized by us during such year or the amount of value actually realized from equity-based compensation awards during such year by the particular Named Executive Officer. Accordingly, the amounts in the "Total" column do not necessarily reflect either the compensation expense recognized by us for a given year or the value actually realized from equity-based compensation awards by our Named Executive Officers for a given year, either of which may be substantially greater or less than the amounts included in the "Total" column below. See the "Option Exercises and Stock Vested During 2012" table below for information concerning the amount of value actually realized during 2012 by our Named Executive Officers from equity-based compensation awards. For Mr. Selitto, the values included in the All Other Compensation column reflect compensation paid in connection with his separation from the Company effective January 3, 2012.

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All other Compensation ($)(6)	Total ($)
Glen A. Messina(7)	2012	795,769	208,600	1,617,700		4,399,994		1,391,400	—	17,287	8,430,750
President and Chief Executive	2011	304,231	300,000	892,824		2,148,346		406,151	—	17,287	4,068,839
Officer	2010	—	—	—		—		—	—	—	—
Jerome J. Selitto(8)	2012	23,385	—	—		—		—	—	813,280	836,665
Former President and Chief	2011	821,231	—	643,388		708,700		—	—	28,301	2,201,620
Executive Officer	2010	800,000	—	—		—		800,000	—	155,736	1,755,736
Robert B. Crowl(9)	2012	256,923	—	219,168		459,996		308,141	—	15,250	1,259,478
Executive Vice President	2011	—	—	—		—		—	—	—	—
and Chief Financial Officer	2010	—	—	—		—		—	—	—	—
David Coles(10)	2012	—	—	—		—		—	—	—	—
Former Interim Executive	2011	—	—	—		—		—	—	—	—
Vice President and	2010	—	—	—		—		—	—	—	—
Chief Financial Officer
David E. Tucker(11)	2012	323,077	531,853	822,375		1,697,990		141,497	—	50,000	3,566,792
Executive Vice President,	2011	—	—	—		—		—	—	—	—
Mortgage	2010	—	—	—		—		—	—	—	—
George J. Kilroy	2012	477,134	19,873	164,423		359,687		562,960	68,141	28,546	1,680,764
Executive Vice President, Fleet	2011	461,942	—	217,371	(12)	239,440	(12)	294,162	85,219	24,395	1,322,529
	2010	450,000	—	—		—		320,625	88,927	39,189	898,741
Richard J. Bradfield(13)	2012	304,557	55,067	116,909		255,748		260,888	2,956	32,885	1,029,010
Senior Vice President	2011	—	—	—		—		—	—	—	—
and Treasurer	2010	—	—	—		—		—	—	—	—

(1)
The figures shown in this column represent discretionary bonus amounts awarded to certain Named Executive Officers. In particular, for Mr. Messina this figure, which was recommended by the Human Capital and Compensation Committee and approved by the Board of Directors, was awarded because he demonstrated outstanding leadership in managing through the challenges we faced in 2012, both anticipated and unanticipated. For Mr. Tucker, Mr. Kilroy and Mr. Bradfield these additional amounts acknowledge their respective roles and leadership demonstrated in 2012 and other performance beyond their individual objectives. In addition, for Mr. Tucker, this figure also includes a $350,000 guaranteed 2012 MIP payment pursuant to the terms of his employment offer letter.

(2)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers, in the form of common stock or RSUs. See Note 19 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2012 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)
The amounts shown in this column reflect the aggregate grant date fair value of equity-based compensation awards to our Named Executive Officers in the form of stock options. See Note 19 "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2012 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(4)
The amounts in this column for 2012 represent awards under the PHH Corporation Management Incentive Plan. See "—Compensation Discussion and Analysis—2012 Executive Compensation Program Design—Variable Annual Cash Compensation Programs" for more information.

(5)
The 2012 amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Corporation Pension Plan. The PHH Corporation Pension Plan has been frozen and the final average compensation and years of service is based on the years of service and compensation earned prior to October 31, 2004. See "Pension Benefits" for additional information regarding the benefits accrued for Mr. Kilroy and Mr. Bradfield see Note 13, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2012 Annual Report for more information regarding the calculation of our pension costs.

(6)
Amounts included in this column for 2012 are set forth in the supplemental "All Other Compensation" table below.

(7)
The 2012 amounts in the Salary column reflect the adjustment in salary received upon appointment to President and Chief Executive Officer on January 3, 2012.

(8)
Mr. Selitto resigned as our President and Chief Executive Officer and as a member of our Board of Directors effective January 3, 2012. The Salary column reflects salary earned, and excludes any separation related payments which are captured in the All Other Compensation column.

(9)
Mr. Crowl became our Executive Vice President and Chief Financial Officer on April 26, 2012.

(10)
Mr. Coles served as our Interim Executive Vice President and Chief Financial Officer through April 26, 2012, pursuant to a letter agreement with Alvarez & Marsal North America, LLC ("A&M"). During that period, he remained employed as a Managing Director of A&M. Mr. Coles was compensated pursuant to his arrangements with A&M and Mr. Coles was not separately compensated by us and did not participate in any of our equity compensation plans or employee benefit plans. For a more detailed description of the arrangement with A&M, see Certain Relationships and Related Transactions.

(11)
Mr. Tucker became our Executive Vice President Mortgage on May 21, 2012.

(12)
Includes awards of stock options and 2011 PSUs that were forfeited by Mr. Kilroy on December 29, 2011 because the vesting condition requiring the execution of a restricted covenant agreement was not met prior to the December 29, 2011 deadline.

(13)
On March 13, 2012, Mr. Bradfield's role expanded to Senior Vice President Treasurer and Capital Markets, which resulted in a salary increase of 5.26%. A further salary increase of 10% was made on September 8, 2012 in recognition of his commitment and strong performance in the expanded role.

All Other Compensation

        The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above.

Name	401(k) Matching Contributions(a)	Financial Planning Services(b)	Company Car(c)	Tax Gross-Up(d)	Other		Total
Glen A. Messina	$0	$0	$17,287	$0	$0		$17,287
Jerome J. Selitto	$1,551	$0	$0	$0	$811,729	(e)	$813,280
Robert B. Crowl	$0	$0	$15,250	$0	$0		$15,250
David E. Tucker	$0	$0	$0	$0	$50,000	(f)	$50,000
George J. Kilroy	$10,000	$0	$18,546	$0	$0		$28,546
Richard J. Bradfield	$9,767	$11,943	$10,750	$0	$425	(g)	$32,885

(a)
Reflects matching contributions made under the PHH Corporation Employee Savings Plan. Following the completion of one year of service, matching contributions are available to all of our employees. PHH will match employee contributions dollar-for-dollar up to the first 4% of eligible compensation.

(b)
Reflects the value of financial planning services utilized by certain of our Named Executive Officers.

(c)
Reflects the aggregate lease value of company cars. Mr. Selitto purchased his car from PHH at fair market value on August 14, 2012 at a total personal cost of $33,810.

(d)
On April 21, 2011 PHH eliminated tax gross-ups for financial planning and car costs.

(e)
Reflects the severance payments made to Mr. Selitto pursuant to his severance agreement during 2012 including reimbursement of COBRA expenses, but excluding the value of his company car, the title to which was transferred to him upon his payment of fair market value for the vehicle. See footnote (c) above for further details concerning the value of Mr. Selitto's company car.

(f)
Reflect the one time lump sum temporary living stipend in the amount of $50,000 that Mr. Tucker was provided pursuant to his job offer. The stipend could be applied against relocation expenses not considered normal and customary and covered by our relocation policy.

(g)
Reflects a $425 Service Award payment received by Mr. Bradfield in conjunction with reaching 20 years of service under the Company's Service Award program. The award payment is consistent with what any employee in the company would have been entitled to for the same service milestone.

 GRANTS OF PLAN BASED AWARDS DURING 2012

        The following table sets forth the grants of plan-based awards made during 2012:

		Estimated Future Payouts Under Non-Equity Incentive Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All other Option Awards: Number of securities underlying Options(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
									All other Stock Awards: Number of Shares or Stock Units
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Glen A. Messina	2/19/12	—	—	—	67,979	203,937	(4)	203,937	—		—		—	931,992
	2/19/12	—	—	—	—	—		—	—		400,000	(5)	14.22	2,900,000
	3/30/12	852,000	1,200,000	1,800,000	—	—		—	—		—		—	—
	9/27/12	—	—	—	24,384	73,891		73,891	—		—		—	685,708
	9/27/12	—	—	—	—	—		—	—		145,772		20.30	1,499,994
Jerome J. Selitto	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A		N/A		N/A	N/A
Robert B. Crowl	4/2/12	194,521	273,973	410,960	—	—		—	—		—		—	—
	6/6/12	—	—	—	—	—		—	1,900	(6)	—		—	31,046
	6/6/12	—	—	—	4,079	12,239	(7)	12,239	—		—		—	69,273
	6/6/12	—	—	—	—	—		—	—		24,213	(8)	16.34	199,999
	9/27/12	—	—	—	4,226	12,807		12,807	—		—		—	118,849
	9/27/12	—	—	—	—	—		—	—		25,267		20.30	259,997
David E. Tucker	5/17/12	286,952	431,507	647,261	—	—		—	—		—		—	—
	6/6/12	—	—	—	25,499	76,499	(9)	76,499	—		—		—	432,984
	6/6/12	—	—	—	—	—		—	—		151,331	(10)	16.34	1,249,994
	9/7/12	—	—	—	—	—		—	10,000	(11)	—		—	184,600
	9/27/12	—	—	—	7,282	22,068		22,068	—		—		—	204,791
	9/27/12	—	—	—	—	—		—	—		43,537		20.30	447,996
George J. Kilroy	3/30/12	387,214	472,500	708,750	—	—		—	—		—		—	—
	9/27/12	—	—	—	5,846	17,718		17,718	—		—		—	164,423
	9/27/12	—	—	—	—	—		—	—		34,955		20.30	359,687
Richard J. Bradfield	3/30/12	159,750	225,000	337,500	—	—		—	—		—		—	—
	9/27/12	—	—	—	4,157	12,598		12,598	—		—		—	116,909
	9/27/12	—	—	—	—	—		—	—		24,854		20.30	255,748

(1)
Amounts represent awards under the PHH Corporation Management Incentive Plan.

(2)
Represents awards of performance-based restricted stock units ("2012 PRSUs") under the 2005 Equity and Incentive Plan. Subject to continued employment and certain other conditions, recipients of the 2012 PRSUs—which contains a three year target measurement period (TMP) from the date of original grant—will receive shares, if any, of PHH common stock based on the average closing Fair Market Value of PHH common stock during the final 90 day calendar day period of TMP. The final amount of earned shares, if any, will be settled between the end of the TMP period and December 31, 2015. More specifically, if the average closing Fair Market Value of PHH common stock fails to achieve a $25.00 closing average in the final 90 days of TMP, 0% of the PRSUs granted will be settled and the entire PRSU grant from three years earlier will be forfeited. If the average closing fair market value of PHH common stock is $25.00 or greater but less than $30.00 in the final 90 day period prior to the end of the TMP 33 and 1/3rd % of the PRSUs granted on February 19, 2012 and June 6, 2012 will be settled with the balance of the PRSUs granted three years earlier being forfeited. PRSUs granted on September 27, 2012 will settle at 33% of the original grant size if the average closing fair market value of PHH common stock is $25.00 or higher, but less than $30.00 within the final 90 day period of TMP, with the balance of the PRSUs granted on September 27, 2012 being forfeited. If the average closing fair market value of PHH common stock price is $30.00 or higher in the final 90 calendar day period of TMP, 100% of the PRSUs granted three years earlier will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00. The Committee may exercise negative discretion to reduce the Achieved Percentage and the amount payable under this Award prior to the earlier of payment of the Award or Change in Control. Such discretion may be exercised based on the Committee's subjective determination (or the Committee's determination based upon a recommendation of the Company's management) of the extent to which the Grantee has achieved such individual goals for the TMP, if any, as the Committee may establish or based on any other factors the Committee deems necessary or appropriate in its sole and absolute discretion. See also Note 19, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards.

(3)
Represents stock options granted under the 2005 Equity and Incentive plan which subject to continued employment and other plan provisions are scheduled to cliff vest three years from their respective date of grant and expire ten years from their respective date of grant.

(4)
Represents Restricted Stock Units awarded to Mr. Messina pursuant to his promotional compensation package associated with becoming CEO. The award, subject to continued employment and other plan provisions will vest on February 19, 2015. The final number of units that Mr. Messina will vest on that date depends on PHH's average stock price in the 90 day period leading up to and including February 19, 2015 on the following schedule: if the average stock price is below $25, 0% of the shares will vest, if the average stock price is $25 or higher but below $30, 33 and 1/3rd% of the shares will vest, or if the share price is $30 or higher, 100% of the shares will vest.

(5)
Represents stock option award granted to Mr. Messina pursuant to his promotional compensation package associated with becoming CEO.

(6)
Represents an award of Restricted Stock Units granted on June 6, 2012, pursuant to Mr. Crowl's offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Crowl during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on June 6, 2013, subject to continued employment.

(7)
Represents an award of Restricted Stock Units granted to Mr. Crowl on June 6, 2012 pursuant to terms in his offer letter. The award, subject to continued employment and other plan provisions will vest on June 6, 2015. The final number of units that Mr. Crowl will vest in on that date depends on PHH's average stock price in the 90 day period leading up to and including February 19, 2015,on the follow schedule: if the average stock price is below $25, 0% of the shares will vest; if the average stock price is $25 or higher but below $30, 33 and 1/3rd percent of the shares will vest; or if the share price is $30 or higher, 100% of the shares will vest.

(8)
Represents stock options award granted to Mr. Crowl pursuant to his new hire offer letter.

(9)
Represents an award of Restricted Stock Units granted on June 6, 2012, pursuant to Mr. Tucker's new hire offer letter. The award, subject to continued employment and other plan provisions will vest on June 6, 2015. The final number of units that Mr. Tucker will vest in on that date depends on PHH's average stock price in the 90 day period leading up to and including February 19, 2015, on the follow schedule: if the average stock price is below $25, 0% of the shares will vest; if the average stock price is $25 or higher but below $30, 33 and 1/3rd percent of the shares will vest; or if the share price is $30 or higher, 100% of the shares will vest.

(10)
Represents a stock option award granted to Mr. Tucker pursuant to his new hire offer letter. The award, subject to continued employment and other plan provisions will vest on June 6, 2015.

(11)
Represents an award of Restricted Stock Units granted on September 7, 2012, pursuant to Mr. Tucker's new hire offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Tucker during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on September 7, 2013, subject to continued employment.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

        The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2012:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Glen A. Messina	61,667		123,333	(2)	—	18.53	07/28/2021	—		—	—		—
	—		64,532	(3)	—	20.00	11/14/2021	—		—	—		—
	—		400,000	(4)	—	14.22	02/19/2022	—		—	—		—
	—		145,772	(5)	—	20.30	09/27/2022	—		—	—		—
	—		—		—	—	—	11,333	(6)	257,826	—		—
	—		—		—	—	—	—		—	25,312	(7)	575,848
	—		—		—	—	—	—		—	67,979	(8)	1,546,522
	—		—		—		—	—		—	24,384	(9)	554,736
Jerome J. Selitto	25,095	(3)	—		—	20.00	01/03/2013	—		—	—		—
	—		—		—	—	—	—		—	9,843	(7)	223,928
Robert B. Crowl	—		24,213	(10)	—	16.34	06/06/2022	—		—	—		—
	—		25,267	(5)	—	20.30	09/27/2022	—		—	—		—
	—		—		—	—	—	1,900	(11)	43,225	—		—
	—		—		—	—	—	—		—	4,079	(12)	92,797
	—		—		—	—	—	—		—	4,226	(9)	96,142
David E. Tucker	—		151,331	(13)	—	16.34	06/06/2022	—		—	—		—
	—		43,537	(5)	—	20.30	09/27/2022	—		—	—		—
	—		—		—	—	—	10,000	(14)	227,500	—		—
	—		—		—	—	—	—		—	25,499	(15)	580,102
	—		—		—	—	—	—		—	7,282	(9)	165,666
George J. Kilroy	—		34,955	(5)	—	20.30	09/27/2022	—		—	—		—
	34,662	(16)	—		—	16.55	03/25/2019	—		—	—		—
	23,247	(16)	—		—	20.78	03/03/2015	—		—	—		—
	13,874	(16)	—		—	24.99	06/28/2015	—		—	—		—
	—		—		—	—	—	—		—	5,846	(9)	132,997
Richard J. Bradfield	—		24,854	(5)	—	20.30	09/27/2022	—		—	—		—
	6,817	(16)	—		—	16.55	03/25/2019	—		—	—		—
	9,846	(16)	—		—	20.78	03/03/2015	—		—	—		—
	—		—		—	—	—	6,775	(17)	154,131	—		—
	—		—		—	—	—	—		—	4,157	(9)	94,572

(1)
Calculated using the closing price of PHH common stock on December 31, 2012 ($22.75 per share).

(2)
Represents an award of stock options granted on July 28, 2011. On July 28, 2012, 61,667 stock options vested and became exercisable, 61,667 stock options vest and become exercisable on July 28, 2013, and 61,666 stock options vest and become exercisable on July 28, 2014; in each case, subject to Mr. Messina's continued employment.

(3)
Represents stock options scheduled to vest on December 31, 2013, subject to continued employment, and for Mr. Selitto, certain other conditions, including the execution of a restrictive covenant agreement. Mr. Selitto's employment terminated on January 3, 2012. Per plan provisions upon termination Mr. Selitto forfeited 75% of the stock option grant and became vested in the remaining 25% which had an expiration date of January 3, 2013.

(4)
Represents a stock option award granted to Mr. Messina on February 19, 2012 pursuant to his promotional compensation package associated with becoming CEO. Subject to Mr. Messina's continued employment and plan provisions the stock options vest on February 19, 2015.

(5)
Represents stock options granted on September 27, 2012 and scheduled to vest on September 27, 2015 subject to Named Executive Officer's continued employment and plan provisions.

(6)
Represents an award of RSUs granted on July 28, 2011. In each case, subject to Mr. Messina's continued employment, 5,667 RSUs vested July 28, 2012, 5,667 RSUs vest July 28, 2013, and 5,666 RSUs vest July 28, 2014. Each RSU represents the right to receive one share of our common stock upon vesting.

(7)
Represents the threshold number, equal to 50% of the target number, of shares underlying unvested performance-based restricted stock units ("2011 PRSUs") granted under the 2005 Equity and Incentive Plan on November 14, 2011. Subject to continued employment and certain other conditions, recipients of the 2011 PRSUs will earn shares of our common stock according to the percentage by which we attain or exceed a minimum threshold amount of cumulative Core Earnings (Pre-Tax) during the target measurement period of October 1, 2011, through December 31, 2013. For purposes of the 2011 PRSUs, "Core Earnings (Pre-Tax)" means consolidated pre-tax income after non-controlling interest excluding unrealized changes in fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights. Achievement of the minimum threshold performance level during the target measurement period will entitle recipients of the 2011 PRSUs to receive the threshold number of shares underlying such 2011 PRSUs, which represents 50% of the target number of shares underlying such 2011 PRSUs. Recipients of the 2011 PRSUs may not earn more than 150% of the target number of shares underlying such 2011 PRSUs. The Human Capital and Compensation Committee may exercise negative discretion to reduce the actual number of shares earned pursuant to the 2011 PRSUs. The 2011 PRSUs will be settled, and shares earned pursuant thereto will be issued, on or after January 1, 2014, and on or before April 30, 2014. See also Note 19, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the 2011 Annual Report for more information, including the assumptions used in calculating grant date fair value of equity-based compensation awards. Mr. Selitto's employment terminated on January 3, 2012. Per plan provisions upon termination Mr. Selitto forfeited 75% of the PRSUs grant and became eligible to be considered for value derived from the remaining shares based on company performance as described in this note.

(8)
Represents performance RSUs granted to Mr. Messina on February 19, 2012 pursuant to his promotional compensation package associated with becoming CEO. The award, subject to continued employment and other plan provisions will vest on February 19, 2015. The final number of units that Mr. Messina will receive upon vesting on that date depends on PHH's average stock price in the 90 day period leading up to and including February 19, 2015. If the average stock price is below $25, 0% of the shares will vest. If the average stock price is $25 or higher but below $30, 33 and 1/3rd% of the shares will vest. If the share price is $30 or higher, 100% of the shares will vest.

(9)
Represents Performance Restricted Stock Units (PRSUs) granted on September 27, 2012 that will settle on September 26, 2015. The period between September 27, 2012 and September 26, 2015 is known as the measurement period (TMP). The shares will settle at 33% of the original grant if the average closing fair market value of PHH common stock in the final 90 calendar days of TMP is at least $25.00 but below $30.00. If the average closing fair market value of PHH stock is $30.00 or higher in the final 90 day calendar days of TMP, 100% of the PRSUs granted will settle. Zero percent of the shares will settle if the average closing fair market value of PHH common stock in the final 90 days of TMP is below $25.00.

(10)
Represents a stock option award granted to Mr. Crowl on June 6, 2012 pursuant to his employment offer letter. Subject to Mr. Crowl's continued employment and plan provisions, the stock options vest on June 6, 2015.

(11)
Represents an award of RSUs granted on June 6, 2012 pursuant to Mr. Crowl's employment offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Crowl during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on June 6, 2013, subject to continued employment.

(12)
Represents performance RSUs granted on June 6, 2012 to Mr. Crowl pursuant to terms in his employment offer letter. The award, subject to continued employment and other plan provisions, will vest on June 6, 2015. The final number of units that Mr. Crowl will receive upon vesting on that date depends on PHH's average stock price in the 90 day period leading up to and including June 6, 2015. If the average stock price is below $25, 0% of the shares will vest. If the average stock price is $25 or higher but below $30, 33 and 1/3rd% of the shares will vest. If the share price is $30 or higher, 100% of the shares will vest.

(13)
Represents a stock option award granted to Mr. Tucker on June 6, 2012 pursuant to his employment offer letter. Subject to Mr. Tucker's continued employment and plan provisions, the stock options vest on June 6, 2015.

(14)
Represents an award of RSUs granted on September 7, 2012 pursuant to Mr. Tucker's employment offer letter which provides for a matching grant of RSUs for each share of our common stock purchased by Mr. Tucker during the first open trading window following his start date, up to a maximum of 10,000 RSUs. These RSUs are scheduled to vest on September 7, 2013, subject to continued employment.

(15)
Represents performance RSUs granted to Mr. Tucker on June 6, 2012 pursuant to terms in his offer letter. The award, subject to continued employment and other plan provisions, will vest on June 6, 2015. The final number of units that Mr. Tucker will receive upon vesting on that date depends on PHH's average stock price in the 90 day period leading up to and including June 6, 2015. If the average stock price is below $25, 0% of the shares will vest. If the average stock price is $25 or higher but below $30, 33 and 1/3rd% of the shares will vest. If the share price is $30 or higher, 100% of the shares will vest.

(16)
These stock options awards are fully exercisable as of December 31, 2012.

(17)
Represents remaining portion of performance RSUs that were granted on January 10, 2008. The grant provided for accelerated vesting over each of the first three years based on business performance. To the extent the performance goals were not achieved in each of the three years, the remaining RSUs would vest 50% on January 10, 2012 and 50% on January 10, 2013.

 OPTION EXERCISES AND STOCK VESTED DURING 2012

        The following table sets forth information for our Named Executive Officers regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glen A. Messina	—	—	15,667	295,462
Jerome J. Selitto(1)	250,000	1,388,844	—	—
Robert B. Crowl	—	—	—	—
David E. Tucker	—	—	—	—
George J. Kilroy	—	—	36,000	490,320
Richard J. Bradfield	—	—	15,416	186,995

(1)
Mr. Selitto's separation agreement from PHH provided that he would continue to vest in the stock options granted to him on October 26, 2009, subject to the terms and conditions of the Plan and the award agreement, as if he remained employed by the Company through October 26, 2012. The agreement did not extend the period in which the option could be exercised, therefore requiring the exercise to occur within one year of termination.

PENSION BENEFITS

        The following table sets forth information relating to the PHH Corporation Pension Plan, which is a defined benefit plan adopted as of our spin-off in 2005. The PHH Corporation Pension Plan has been frozen for all participants, and no further benefits are accruing under such plans. The only two Named Executive Officers eligible for pension benefits under the PHH Corporation Pension Plan are Mr. Kilroy and Mr. Bradfield. The PHH Corporation Pension Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the spin-off under the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.). Certain of our current and former employees, including Messrs. Messina, Selitto, Crowl, and Tucker, were not participants in the predecessor plan of Cendant Corporation (now known as Avis Budget Group, Inc.) and are not participants in the PHH Corporation Pension Plan.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
George J. Kilroy	PHH Corporation Pension Plan	28.1	1,105,922	—
Richard J. Bradfield	PHH Corporation Pension Plan	8.0	16,661	—

(1)
The number of years of credited service shown in this column is calculated based on the actual years of service through October 31, 2004.

(2)
The valuation included in this column have been calculated as of December 31, 2012 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 13, "Pension and Other Post Employment Benefits" in the Notes to Consolidated Financial Statements included in the 2012 Annual Report.

 NON-QUALIFIED DEFERRED COMPENSATION

        We no longer maintain a non-qualified deferred compensation plan. The PHH Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") was established in 1994 for specified executive officers at that time and was frozen to further participation in 1997. On December 16, 2010, the Board, upon the recommendation of the Human Capital and Compensation Committee, terminated the Deferred Compensation Plan. None of the Named Executive Officers were participants in the Deferred Compensation Plan and none of the Named Executive Officers received earnings or distributions under the Deferred Compensation Plan.

 POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

        The following table sets forth the estimated payments and benefits payable to the Named Executive Officers that were employed by us on December 31, 2012, pursuant to the terms of any contract, agreement, plan or arrangement that existed as of December 31, 2012, and that provided for payments and benefits following, or in connection with, a termination of the Named Executive Officer's employment, including by voluntary termination with or without good reason, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the Named Executive Officer's employment. For purposes of calculating the amounts in the table below, we have assumed that the termination or change in control event took place on December 31, 2012, as required by SEC rules. For purposes of calculating the value on December 31, 2012, of any equity-based awards in accordance with the SEC rules, we used the closing price of our common stock on December 31, 2012, or $22.75 per share. See the discussion that follows the table for additional information regarding these estimated payments and benefits.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
Name and Description of Potential Payments	Voluntary Termination without Good Reason	Involuntary Termination Not for Cause or Voluntary Termination for Good reason	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Death	Disability	Retirement
Glen A. Messina
Severance (base salary)	—	$1,600,000	—	—	$1,600,000	—	—	—
Severance (MIP)	—	—	—	$1,200,000	$1,200,000	$1,200,000	$1,200,000	—
Acceleration of Stock Awards(1)	—	—	—	$5,172,868	$5,172,868	$4,897,393	$4,897,393	—
Acceleration of Option Awards	—	$44,366	—	$4,008,113	$4,008,113	$4,467,070	$4,467,070	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$37,707	—	—	$37,707	—	—	—

Total	$0	$1,699,073	$0	$10,380,982	$12,035,689	$10,564,462	$10,564,462	$0

Robert B. Crowl
Severance (base salary)	—	$400,000	—	—	$400,000	—	—	—
Severance (MIP)	—	—	—	$273,973	$273,973	$273,973	$273,973	—
Acceleration of Stock Awards	—	—	—	$321,662	$321,662	$321,662	$321,662	—
Acceleration of Option Awards	—	—	—	$160,628	$160,628	$217,109	$217,109	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$17,932	—	—	$17,932	—	—	—

Total	$0	$434,932	$0	$756,263	$1,191,195	$812,745	$812,745	$0

David E. Tucker
Severance (base salary)	—	$1,120,000	—	—	$1,120,000	—	—	—
Severance (MIP)	—	—	—	$431,507	$431,507	$431,507	$431,507	—
Acceleration of Stock Awards	—	—	—	$1,967,852	$1,967,852	$1,967,852	$1,967,852	—
Acceleration of Option Awards	—	—	—	$979,375	$979,375	$1,076,697	$1,076,697	—
Retirement Plans	—	—	—	—	—	—	—	—
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$33,762	—	—	$33,762	—	—	—

Total	$0	$1,170,762	$0	$3,378,734	$4,549,496	$3,476,057	$3,476,057	$0

George J. Kilroy
Severance (base salary)	—	$959,175	—	—	$959,175	—	—	—
Severance (MIP)	—	—	—	$472,500	$472,500	$472,500	$472,500	—
Acceleration of Stock Awards	—	—	—	—	—	—	—	—
Acceleration of Option Awards	—	—	—	$7,501	$7,501	$85,640	$85,640	$7,501
Retirement Plans	—	—	—	—	—	—	—	$1,105,922
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$21,852	—	—	$21,852	—	—	—

Total	$0	$998,027	$0	$480,001	$1,478,029	$558,140	$558,140	$1,113,423

Richard J. Bradfield
Severance (base salary)	—	$330,000	—	—	$330,000	—	—	—
Severance (MIP)	—	—	—	$225,000	$225,000	$225,000	$225,000	—
Acceleration of Stock Awards	—	—	—	$462,394	$462,394	$462,394	$462,394	—
Acceleration of Option Awards	—	—	—	$5,334	$5,334	$60,892	$60,892	—
Retirement Plans	—	—	—	—	—	—	—	$16,661
Outplacement	—	$17,000	—	—	$17,000	—	—	—
Health Insurance Premiums	—	$16,950	—	—	$16,950	—	—	—

Total	$0	$363,950	$0	$692,727	$1,056,677	$748,286	$748,286	$16,661

(1)
Pursuant to the 11/14/2011 RSU award: If the executive is terminated by the company without cause or due to death or disability, after the three year performance period is completed the executive has the opportunity to vest in 25% of the award depending on performance against the goals. If the executive terminates due to a change in control, the award will immediately vest in a portion of 25% of target shares. This portion is calculated as the percentage of Core Earnings (pre-tax) earned from the beginning of the performance period through 12/31/2013 compared to threshold Core Earnings (pre-tax) performance required.

        The amounts shown in the table above include estimates of what would be paid to the applicable Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the applicable Named Executive Officers can only be determined at the time of such event. We have included payments related to the PHH Corporation Pension Plan in the table since this is a frozen plan and is not available to all of our current employees. We have not included payments related to the PHH Corporation Pension Plan in the specified events other than the "Retirement" column, as these payments are not triggered by termination, death or disability of the applicable Named Executive Officer or a change in control. These amounts would be payable to the applicable Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Corporation Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the Named Executive Officers, as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

        Severance.    We provide post-termination payments of salary or severance to our Named Executive Officers under the Tier I Severance Program in the event of a reduction in our workforce, the elimination or discontinuation of their position, or if employment is terminated by Company without cause. Severance benefits under the Tier I Plan include salary continuation for either one or two years which runs concurrent with the duration of the non-compete and non-solicitation provisions contained in restrictive covenant agreements executed as a condition of participation in the long term incentive program; outplacement assistance services not to exceed $17,000 to be used within 24 months of the separation from employment; and reimbursement for the cost of COBRA coverage during the duration of the restricted covenants.

        We entered into a separation agreement with Mr. Selitto following his termination without cause on January 3, 2012. In exchange for a general release of claims and a non-compete period of 24 months, beginning on the date of his termination, Mr. Selitto received the following severance benefits: (a) 12 months of salary continuation at $840,000; (b) Reimbursement of COBRA payment premiums from date of separation until the earlier of the date he eligible for coverage under a new group health plan or January 31, 2013. We reimbursed Mr. Selitto for $15,873 of COBRA benefits; (c) The opportunity to continue to vest in nonqualified stock options provided on October 26, 2009 as if Mr. Selitto remained employed through October 26, 2012; and (d) Transfer of title to his company provided car. Mr. Selitto purchased his vehicle at fair market value of $33,810.

        Also, pursuant to the November 11, 2011 Performance Restricted Stock Unit award, after the three-year performance period is completed, Mr. Selitto has the opportunity to vest in 25% of the award depending on the performance against the goals. Pursuant to the November 11, 2011 Stock Option award, Mr. Selitto received accelerated vesting for 25% of the stock option award. The November 2011 grants are subject to non-competition and other restrictive covenant provisions.

        Accelerated Vesting of Stock Awards.    All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan and unless provided otherwise in the applicable award agreements, in the event of a Change in Control (defined below), any stock option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSU and other equity-based awards lapse and such equity-based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity-based awards are deemed to be fully achieved. The terms of the PRSU awards that were made as part of the September 2012 LTIP Grants contain specific accelerated vesting triggers that supersede the terms of the 2005 Equity and Incentive Plan and expressly provide that any Change in Control or termination of employment without cause prior to January 1, 2013, will result in the vesting of none of the PRSU awards that were made as part of the September 2012 LTIP Grants. In the case of a Change in Control, a prorated portion of the September 2012 Stock Options will vest based on the number of days from the grant date through the Change in Control date. The acquiring company also has the ability to replace the Stock Option awards with awards of the acquiring company. None of the September 2012 Stock Option awards will vest in the event of a termination of employment without cause that occurs prior to January 1, 2013.

        Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

  •
  any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

  •
  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors or whose appointment, election or nomination for election was previously so approved or recommended;

  •
  there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

  •
  our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

        The amounts in the table are calculated using the closing price of our common stock on December 31, 2012, and the number of stock options and RSUs used to calculate the amounts in the table are those unexercisable stock options and unvested RSUs that would become exercisable and vested as a result of the Change in Control event pursuant to SEC rules.

        Accelerated Payout of 2012 MIPs.    As discussed above with regard to equity-based awards, in the event of a Change in Control, the performance conditions imposed with respect to awards under the PHH Corporation Management Incentive Plan are deemed to be fully achieved and the target payout amount under each Named Executive Officer's respective MIP award will be deemed to be earned and payable to the each such Named Executive Officer. In the event of the death of a Named Executive Officer, the performance conditions under the MIP are deemed to be fully achieved and the target payout amount, prorated according to the extent of time that the Named Executive Officer participated in the MIP during the performance period, is deemed earned and payable to such Named Executive Officer's estate. See "—Compensation Discussion and Analysis—Executive Compensation Program—Variable Annual Cash Compensation Programs" and the "—Grants of Plan-Based Awards During 2012" table above for information regarding the MIP.

        Retirement Plans.    Mr. Kilroy and Mr. Bradfield are participants in the PHH Corporation Pension Plan. This plan was available to all employees prior to 1999 on a non-discriminatory basis. Participants in the PHH Corporation Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table above are based on the estimated present value on December 31, 2012 of the payouts for Mr. Kilroy and Mr. Bradfield. See the "—Pension Benefits" table above for more information.

EQUITY COMPENSATION PLAN INFORMATION

        The table below presents information as of December 31, 2012:

	(a)		(b)		(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	2,807,582		$18.16		3,694,625
Equity compensation plans not approved by security holders	—		—		—

Total	2,807,582	(2)	$18.16	(3)	3,694,625

(1)
Equity compensation plans approved by security holders include the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan that was approved by our stockholders on June 10, 2009. See also, Note 19, "Stock-Based Compensation" in the Notes to the Consolidated Financial Statements included in the 2012 Annual Report for more information.

(2)
Includes 988,844 restricted stock units and 1,818,738 stock options.

(3)
Because there is no exercise price associated with restricted stock units, restricted stock units described in Footnote 2 above are not included in the weighted-average exercise price calculation.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our outstanding common stock by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our current directors and director nominees, by each of the Named Executive Officers that were employed by us as of April 30, 2013, and by our current directors, director nominees and Executive Officers employed by us as of April 30, 2013, as a group. As of March 25, 2013, there were 57,060,403 shares of our common stock issued and outstanding. See also "Director Compensation" above for additional information concerning the holdings of vested RSUs by each of our non-employee directors.

Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
Matthew Sirovich(2)	5,755,048	9.8%
c/o Scopia Fund Management, LLC 152 West 57th Street, 33rd Floor New York, NY 10019
Dimensional Fund Advisors LP(3)	4,777,459	8.4%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Hotchkis and Wiley Capital Management, LLC(4)	3,351,500	5.9%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Wellington Management Company, LLP(5)	3,349,534	5.9%
280 Congress Street Boston, MA 02210
Pine River Capital Management L.P. and Brian Taylor(6)	3,128,056	5.5%
601 Carlson Parkway, Suite 330 Minnetonka, MN 55305
BlackRock, Inc.(7) 40 East 52nd St. New York, NY 10022	3,075,033	5.4%
The Vangard Group(8) 100 Vangard Blvd Malvern, PA	2,974,171	5.2%
Directors and Current Named Executive Officers:
Glen A. Messina(9)	82,093	*
Robert B. Crowl(10)	3,800	*
Richard J. Bradfield(11)	36,251	*
George J. Kilroy(12)	82,260	*
David E. Tucker(13)	10,000	*
Jon A. Boscia(14)(23)	10,000	*
Jane D. Carlin(15)(23)	—	—
James O. Egan(16)(23)	7,000	*
Thomas P. Gibbons(17)(23)	—	—
Allan Z. Loren(18)(23)	5,000	*
Gregory J. Parseghian(19)(23)	25,000	*
Charles P. Pizzi(20)(23)	—	—
Deborah M. Reif(21)(23)	3,000	*
Carroll R. Wetzel, Jr.(22)(23)	4,000	*
All Directors and Current Executive Officers as a Group (17 persons):	347,923	*

*
Represents less than one percent.

(1)
Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our common stock beneficially owned by our executive officers and non-employee directors include direct and indirect ownership of shares issued and outstanding, and shares as to which any such person has a right to acquire within 60 days of March 25, 2013. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)
Based solely on a Schedule 13G filed with the SEC on January 11, 2013, Matthew Sirovich, individually and as a Managing Member of Scopia Capital LLC ("Scopia Capital") and Scopia Fund Management LLC ("Scopia Management") and Executive Vice President of Scopia Management, and certain of his affiliates, including Scopia Capital and Scopia Management, reported aggregate beneficial ownership of 5,755,048 shares of our common stock representing approximately 9.8% of our common stock outstanding as of March 25, 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Mr. Sirovich reported that he possessed sole voting and sole dispositive power over 30,000 shares. Mr. Sirovich also reported that he possessed shared voting power and shared dispositive power over 5,725,048 shares, including shares issuable upon conversion of certain convertible notes.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013, Dimensional Fund Advisors LP and certain of its affiliates ("DFA") reported aggregate beneficial ownership of 4,777,459 shares of our common stock representing approximately 8.4% of our common stock outstanding as of March 25, 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. DFA reported that it possessed sole voting power over 4,708,493 shares and sole dispositive power over 4,777,459 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2013, Hotchkis and Wiley Capital Management, LLC ("Hotchkis") reported aggregate beneficial ownership of 3,351,500 shares of our common stock representing approximately 5.9% of our common stock outstanding as of March 25, 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Hotchkis reported that it possessed sole voting power over 2,884,400 shares and sole dispositive power over 3,351,500 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2013, Wellington Management Company, LLP ("Wellington") reported aggregate beneficial ownership of 3,349,534 shares of our common stock representing approximately 5.9% of our common stock outstanding as of March 25, 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Wellington reported that it possessed shared voting power over 2,899,763 shares and shared dispositive power over 3,349,534 shares. Wellington also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(6)
Based solely on a Schedule 13G filed with the SEC on February 8, 2013, Pine River Capital Management L.P. and Brian Taylor (collectively, "Pine River") reported aggregate beneficial ownership of 3,128,056 shares of our common stock representing approximately 5.5% of our common stock outstanding as of March 25 , 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. Pine River reported that it possessed shared voting power over 3,128,056 shares and shared dispositive power over 3,128,056 shares. Pine River also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(7)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013, BlackRock, Inc. and certain of its affiliates ("BlackRock") reported aggregate beneficial ownership of 3,075,033 shares of our common stock representing approximately 5.4% of our common stock outstanding as of March 25, 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. BlackRock reported that it possessed sole voting power over 3,075,033 shares and sole dispositive power over 3,075,033 shares. BlackRock also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(8)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2013, The Vangard Group reported aggregate beneficial ownership of 2,974,171 shares of our common stock representing approximately 5.2% of our common stock outstanding as of March 25 , 2013, calculated in accordance with Item 403 of Regulation S-K and Rule 13d-3(d)(1) under the Exchange Act. The Vangard Group reported that it possessed sole voting power over 89,581 shares and sole dispositive power over 2,887,390 shares. The Vangard Group also reported that it possessed shared dispositive power over 86,781 shares and did not possess shared voting over any shares beneficially owned.

(9)
Represents 20,426 shares of our common stock held directly by Mr. Messina and 61,667 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 30, 2013.

(10)
Represents 1,900 shares of our common stock held directly by Mr. Crowl and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 30, 2013 and 1,900 shares of our common stock underlying RSUs that become fully vested within sixty days of April 30, 2013.

(11)
Represents 12,813 shares of our common stock held directly by Mr. Bradfield, 16,663 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 30, 2013 and 6,775 shares of our common stock underlying RSUs that become fully vested within sixty days of April 30, 2013.

(12)
Represents 10,477 shares of our common stock held directly by Mr. Kilroy and 71,783 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 30, 2013.

(13)
Represents 10,000 shares of our common stock held directly by Mr. Tucker and 0 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 30, 2013.

(14)
Represents 10,000 shares of our common stock held directly by Mr. Boscia. Excludes 3,292 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(15)
Represents 0 shares of our common stock held by Ms. Carlin. Excludes 3,311 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(16)
Represents 7,000 shares of our common stock held directly by Mr. Egan. Excludes 38,425 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(17)
Represents 0 shares of our common stock held directly by Mr. Gibbons. Excludes 15,081 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(18)
Represents 5,000 shares of our common stock held directly by Mr. Loren. Excludes 29,470 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(19)
Represents 25,000 shares of our common stock held indirectly by Mr. Parseghian. Excludes 30,710 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(20)
Represents 0 shares of our common stock held directly by Mr. Pizzi. Excludes 8,783 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(21)
Represents 3,000 shares of our common stock held directly by Ms. Reif. Excludes 26,549 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(22)
Represents 4,000 shares of our common stock held directly by Mr. Wetzel. Excludes 26,840 shares of our common stock underlying fully vested RSUs held as of April 30, 2013. See Footnote 23 below for further information.

(23)
Each non-employee director has been granted Director RSUs that are immediately vested upon grant and that are settled in shares of our common stock one year after the director is no longer a member of the Board. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs may not be sold or otherwise transferred for value, and directors have no right to acquire the shares underlying Director RSUs, prior to the date that is one year after termination of service on the Board. As a result, the shares underlying Director RSUs have been omitted from the above table. As of April 30, 2013, Messrs. Boscia, Egan, Gibbons, Loren, Parseghian, Pizzi and Wetzel and Ms. Carlin and Ms. Reif held 3,292; 38,425; 15,081; 29,470; 30,710; 8,783 and 26,840 and 3,311 and 26,549 Director RSUs, respectively.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To our knowledge, based solely upon our review of Forms 3 and 4 that have been filed with the SEC and written representations from our executive officers and directors that no Form 5s were required, we believe that, except for a single Form 3 for David Tucker that was inadvertently filed late, all of our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2012.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

        We provide stockholders with the opportunity, under certain circumstances and consistent with our amended and restated by-laws and the rules of the SEC, to participate in the governance of the Company by submitting proposals and director nominations for consideration at our annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). For a proposal to be included in our proxy statement and proxy card for our 2014 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 31, 2013. Additionally, if our 2013 Annual Meeting of Stockholders is held on June 12, 2013, as expected, any stockholder proposal or director nomination for our 2014 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered "untimely" if it is received by us prior to the close of business on February 12, 2014 or after the close of business on March 14, 2014. An untimely proposal may not be brought before or considered at our 2014 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our amended and restated by-laws. For more information regarding our by-law procedures for director nominations, please refer to "Corporate Governance—Nomination Process and Qualifications for Director Nominees."

        All stockholder proposals and director nominations must be addressed to the attention of our Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of our annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

        Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as "householding" and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

 OTHER BUSINESS

        As of April 30, 2013, our Board is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors
William F. Brown Senior Vice President, General Counsel and Secretary

APPENDIX A
PHH CORPORATION
ARTICLES OF AMENDMENT

        PHH Corporation, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    The charter of the Corporation (the "Charter") is hereby amended by deleting paragraphs (e) and (f) of Article SEVENTH in their entirety.

        SECOND:    The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

        THIRD:    The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

A-1

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its                                      and attested to by it's                                      on this        day of                 , 2013.

ATTEST:	PHH CORPORATION

By:
Name:	Name:
Title:	Title:

A-2

APPENDIX B

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

        Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share, Adjusted Cash Flow, and Pre-tax Core ROE are financial measures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). See "Non-GAAP Reconciliations" below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Item 10(e) of Regulation S-K.

        We believe that these Non-GAAP financial measures can be useful to investors because it provides a means by which investors can evaluate our underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of our business for a given period.

        We also believe that any meaningful analysis of our financial performance by investors requires an understanding of the factors that drive our underlying operating performance which can be obscured by significant unrealized changes in value of our mortgage servicing rights, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on our mortgage servicing rights, in a given period that are included in Income (loss) before income taxes and Net income (loss) attributable to PHH Corporation, Diluted earnings (loss) per share attributable to PHH Corporation and Return on Equity as computed in accordance with GAAP or, in the case of Return on Equity, computed utilizing amounts that are computed in accordance with GAAP.

Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE

        Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE involve differences from Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation, Diluted earnings (loss) per share attributable to PHH Corporation and Return on Equity as computed in accordance with GAAP or, in the case of Return on Equity, computed utilizing amounts that are computed in accordance with GAAP. These Non-GAAP measures should be considered as supplementary to, and not as a substitute for, Income (loss) before income taxes, Net income (loss) attributable to PHH Corporation, Diluted earnings (loss) per share attributable to PHH Corporation and Return on Equity computed in accordance with GAAP or, in the case of Return on Equity, computed utilizing amounts that are computed in accordance with GAAP, as a measure of our financial performance.

        Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE, as presented on a consolidated and segment basis, measures our financial performance excluding unrealized changes in fair value of our mortgage servicing rights that are based upon projections of expected future cash flows and prepayments. The changes in fair value of mortgage servicing rights are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period. Core Earnings (Pre-Tax) Per Diluted Share measures our Core Earnings (Pre-Tax) performance based on fully diluted shares outstanding and Pre-tax Core ROE measures our Core Earnings (Pre-Tax) performance based on our Adjusted Average Book Equity.

        Value lost from actual prepayments and recurring cash flows are recorded when actual cash payments or prepayments of the underlying loans are received, and are included in Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE based on the current fair value of the mortgage servicing rights at the time the payments are received.

        The presentation of Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE are designed to more closely align the timing of recognizing the actual value lost from prepayments in our mortgage servicing segment with the associated value created through new originations in our mortgage production segment. We believe that we will likely replenish most, if not all, realized value lost from changes in value from actual prepayments through new loan originations and we actively manage and monitor economic replenishment rates to measure our ability to continue to do so. Therefore, we do not believe the unrealized change in value of our mortgage servicing rights is representative of the economic change in value of our business as a whole.

        Core Earnings (Pre-Tax) is used in managing our mortgage business. We have also designed certain management incentives based upon the achievement of Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE targets, subject to potential adjustments that may be made at the discretion of the Human Capital and Compensation Committee. The calculation of Pre-tax Core ROE is based on Adjusted Average Book Equity, which differs from Total PHH Corporation stockholder's equity. Adjusted Average Book Equity measures Total PHH Corporation stockholders' equity, adjusted for the equity impact of unrealized changes in the fair value of mortgage servicing rights that are based upon projections of expected future cash flows and prepayments and realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights that are recorded during the period.

Limitations on the use of Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE

        Since Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE measure our financial performance excluding unrealized changes in value of mortgage servicing rights, these measures may not appropriately reflect the rate of value lost on subsequent actual payments or prepayments over time. As such, Core Earnings (Pre-Tax), Core Earnings (Pre-Tax) Per Diluted Share and Pre-tax Core ROE may tend to overstate operating results in a declining interest rate environment and understate operating results in a rising interest rate environment, absent the effect of any offsetting gains or losses on derivatives that are intended to offset changes in fair value on our mortgage servicing rights.

Adjusted Cash Flow

        Adjusted Cash Flow involves differences from Net increase (decrease) in cash and cash equivalents computed in accordance with GAAP. Adjusted cash flow should be considered as supplementary to, and not as a substitute for, Net increase (decrease) in cash and cash equivalents computed in accordance with GAAP as a measure of the Company's net increase or decrease in cash and cash equivalents.

        Adjusted Cash Flow, as presented on a consolidated and segment basis, measures the Company's Net increase (decrease) in cash and cash equivalents for a given period excluding changes resulting from the issuance of equity, the purchase of derivative securities related to the Company's stock or the issuance or repayment of unsecured or other debt by PHH Corporation. The Company believes that Adjusted Cash Flow is a useful measure for investors because the Company's ability to repay future unsecured debt maturities or return capital to equity holders is highly dependent on a demonstrated ability to generate cash. Accordingly, the Company believes that Adjusted Cash Flow may assist investors in determining the amount of cash and cash equivalents generated from business activities during a period that is available to repay unsecured debt or distribute to holders of the Company's equity.

        Adjusted Cash Flow can be generated through a combination of earnings, more efficient utilization of asset-backed funding facilities, or an improved working capital position. Adjusted Cash Flow can vary significantly between periods based upon a variety of potential factors including timing related to cash collateral postings, mortgage origination volumes and margins, fleet vehicle purchases, sales, and related securitizations, etc.

Limitations on the use of Adjusted Cash Flow

        Adjusted Cash Flow is not a substitute for the Net increase (decrease) in cash and cash equivalents for a period and is not intended to provide the Company's total sources and uses of cash or measure its change in liquidity. As such, it is important that investors review the Company's consolidated statement of cash flows for a more detailed understanding of the drivers of net cash provided by (used in) operating activities, investing activities, and financing activities.

        Adjusted Cash Flow metrics are used in managing the Company's mortgage and fleet businesses. The Company has also designed certain management incentives based upon the achievement of Adjusted Cash

Flow targets, subject to potential adjustments that may be made at the discretion of the Human Capital and Compensation Committee of the Company's Board of Directors.

PHH CORPORATION AND SUBSIDIARIES

        See "Note Regarding Non-GAAP Financial Measures" above in this Appendix B for a description of the uses and limitations of these Non-GAAP Financial Measures.

Regulation G Reconciliation
	Year Ended and As of December 31, 2012
		By segment(5)
(in millions, except per share amounts)	Total PHH Corporation	Combined Mortgage Services	Fleet Segment	Other(6)
Net income attributable to PHH Corporation—as reported	$34
Plus: Income tax benefit	(6)

Segment profit (loss)	28	$(46)	$87	$(13)
Market-related fair value adjustments(1)	223	223	—	—
Net derivative loss related to MSRs	5	5	—	—

Core earnings (pre-tax)	$256	$182	$87	$(13)

Diluted earnings per share attributable to PHH Corporation (after tax)—as reported(3)	$0.56
Plus: Income tax benefit	(0.10)

Segment profit (loss)	0.46	$(0.73)	$1.41	$(0.22)
Market-related fair value adjustments	3.62	3.62	—	—
Net derivative loss related to MSRs	0.07	0.07	—	—

Core earnings (pre-tax) per diluted share(3)	$4.15	$2.96	$1.41	$(0.22)

Net increase in Cash and cash equivalents—as reported	$415
Adjustments:
Decrease in unsecured borrowings	153
Issuances of common stock	(5)

Adjusted cash flow	$563	$249	$341	$(27)

Total PHH Corporation stockholders' equity—as reported	$1,526	$961	$485	$80
Market-related fair value adjustments (after tax)(1)(2)	131	131	—	—
Net derivative loss related to MSRs (after tax)(2)	3	3	—	—

Adjusted book equity as of December 31, 2012	$1,660	$1,095	$485	$80

Adjusted average book equity(4)	$1,538	$1,049	$445	$44
Core earnings (pre-tax)	$256	$182	$87	$(13)

Pre-tax Core ROE	16.6%	17.4%	19.5%	n/a

(1)
Represents the Change in fair value of MSRs due to changes in market inputs and assumptions used in the valuation model.

(2)
An incremental effective tax rate of 41% was applied to the MSRs valuation adjustments to arrive at the net of taxes amounts.

(3)
Diluted weighted-average shares outstanding of 61.601 million for the year ended December 31, 2012 were used to calculate per share amounts.

(4)
Determined based on an average of Adjusted book equity as of each September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012. Calculation of adjusted book equity is presented above as of December 31, 2012.

(5)
Combined Mortgage Services includes our Mortgage Production and Mortgage Servicing segments. Amounts presented below that are not presented in accordance with GAAP on a segment level are reconciled at the PHH Consolidated level.

(6)
Other represents certain income and expenses not allocated to the three reportable segments and intersegment eliminations.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 3000 LEADENHALL ROAD MOUNT LAUREL, NJ 08054 M57494-P38144 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Withhold All For All Except For All PHH CORPORATION The Board of Directors recommends that you vote FOR the following: ! ! ! 1. To elect, if Proposal 2 is approved, the ten director nominees numbered 01 through 10, each to serve for a one-year term until the 2014 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; or to elect, if Proposal 2 is not approved, the four Class II director nominees numbered 11 through 14, each to serve for a three-year term until the 2016 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. To approve the amendment to the Charter of the Company to declassify the Board of Directors as contemplated by the Articles of Amendment. If Proposal 2 is Approved: Nominees: ! ! ! 3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. 01) Jane D. Carlin 02) Thomas P. Gibbons 03) Deborah M. Reif 04) Carroll R. Wetzel, Jr. 05) Jon A. Boscia 06) Glen A. Messina 07) Charles P. Pizzi 08) James O. Egan 09) Allan Z. Loren 10) Gregory J. Parseghian ! ! ! 4. To approve an advisory resolution approving the compensation of our named executive officers. If Proposal 2 is Not Approved: Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 11) Jane D. Carlin 12) Thomas P. Gibbons 13) Deborah M. Reif 14) Carroll R. Wetzel, Jr. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report are available at www.proxyvote.com. M57495-P38144 PHH CORPORATION 2013 Annual Meeting of Stockholders June 12, 2013, 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby (1) acknowledges receipt of the Notice of 2013 Annual Meeting, Proxy Statement and 2012 Annual Report for the 2013 Annual Meeting to be held on June 12, 2013 starting at 10:00 a.m., eastern daylight time at PHH's offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Glen A. Messina, William F. Brown and J. Christopher Clifton, each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present and with full power of substitution to vote all shares of common stock of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2013 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2013 Annual Meeting and any adjournments or postponements thereof, all in accordance with, and as described in the accompanying Notice of 2013 Annual Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. eastern daylight time on June 11, 2013, the proxies shall not vote such shares. Continued and to be signed on reverse side